UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Kelly Services Inc.
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Proxy Statement and Notice of Annual Meeting of Shareholders

2026

kellyservices.com

Kelly®

Letter to Shareholders

April 13, 2026

Dear Shareholders:

2025 was a year of transition for Kelly as the Company navigated a dynamic macroeconomic environment and an evolving global and domestic policy landscape. Against this backdrop, we took decisive action to stabilize and strengthen the business, accelerate technology modernization, and position Kelly for growth. 2025 also marked the beginning of a new era of leadership at Kelly as the Company successfully completed a planned CEO succession process. Throughout the year, the Kelly team demonstrated unwavering focus and agility, opportunistically seeking out and capturing demand, driving structural efficiencies, and laying the groundwork for an exciting chapter ahead.

Stabilizing and Strengthening the Business

In 2025, Kelly focused on driving growth in more resilient markets. Kelly Education delivered year-over-year revenue growth, driven by continued fill rate improvement and solid demand for our market-leading K-12 staffing and pediatric therapy specialties. In the third quarter, Education achieved a portfolio-wide 90% fill rate for the first time, a testament to the operational excellence and deep customer relationships that have made this business one of the best organic growth stories in our industry.

We stabilized the underlying performance of our Science Engineering and Telecom and Enterprise Talent Management businesses as we navigated discrete demand reductions from the federal government and three large customers. Within SET, both our telecom and engineering specialties grew over the prior full-year period, with telecom achieving double-digit growth on robust demand from large carriers. Within ETM, outcome-based solutions, excluding contact center, and payroll process outsourcing also grew on a full-year basis, while our Managed Services Provider specialty gained momentum through new customer wins. Across both segments, we continued to align resources with demand and drove structural efficiencies in our operating model.

Kelly’s scale and capabilities continued to earn recognition from the industry. Everest Group named Kelly both a Leader and Star Performer in each of its Contingent Talent and Strategic Solutions PEAK Matrices, marking the first time a company has achieved this feat, and recognized Kelly as a Leader and Star Performer in RPO. In addition, HRO Today named Kelly the number one global provider of total workforce solutions, encompassing MSP, RPO, and Staffing. These accolades reflect the breadth and depth of our differentiated offerings and the trust that the world’s leading employers place in Kelly to meet their workforce needs.

Accelerating Technology Modernization

We reached a significant milestone in our technology modernization initiative in 2025, completing the cutover of our SET acquisitions to the unified, best-in-class technology platform Kelly acquired through the acquisition of Motion Recruitment Partners. This marks the first phase of a multi-phase strategy to move our enterprise from a fragmented mix of legacy front-, middle-, and back-office technologies to a modern, integrated platform. With our SET acquisitions fully operational within the platform, the business is now benefiting from deeper data and insights, AI and automation at scale, and enhanced productivity. These benefits will extend across SET and the enterprise as we execute our phased approach.

We accelerated the integration of human-centric AI across the enterprise as well. In the fourth quarter, we launched Grace Boost, a proprietary internal AI platform deployed to every Kelly employee. The platform integrates generative AI into the applications our people use every day to enhance productivity and streamline workflows. We also deployed a scalable and configurable AI recruiting solution that leverages the combined power of people and technology to deliver faster, more cost-effective results for large employers. These practical applications reflect Kelly’s commitment to putting AI directly into the hands of our employees and customers to solve real business challenges.

Positioning for Growth in 2026 and Beyond

As we enter 2026, we are taking deliberate steps to position Kelly to capitalize on the growth opportunities ahead. Following a successful CEO transition, we are continuing to evolve our leadership team through key appointments. In February, Pat McCall joined Kelly as Chief Growth Officer, bringing 30 years of sales and operations experience and a proven track record of accelerating profitable growth at leading global staffing firms. And in March, Joel Leege was appointed President of SET bringing nearly three decades of experience in specialty staffing and solutions, and a track record of driving above-market growth. Together, Kelly’s refreshed management team is aligned and energized to accelerate progress on our growth strategy.

Kelly’s Board of Directors also continues to evolve while remaining steadfast in its commitment to sound governance. On January 30, 2026, Kelly entered into a letter of agreement with Hunt Equity Opportunities, LLC (“Hunt”) related to its purchase of the controlling stake of the Company’s Class B common stock previously held by the Terence E. Adderley Revocable Trust K. As part of the agreement, the Board was reconstituted to consist of four new Directors designated by Hunt, including the Chairman of the Board; Kelly’s CEO; and three Directors serving on the

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Board as of the letter agreement date. In connection with these changes, Terrence B. Larkin, Gerald S. Adolph, George S. Corona, InaMarie F. Johnson, and Peter W. Quigley resigned from the Board. We thank them for their dedicated service and contributions to Kelly—particularly Mr. Quigley following a distinguished 23-year career with the Company, including the last five as President and CEO.

Looking ahead, we have clear organic growth drivers and a pathway to top-line growth and margin expansion in the second half of 2026. In Education, our pipeline of net-new K-12 opportunities remains strong. In SET, we are sharpening our focus on high-growth areas including data centers, AI, and cybersecurity. In ETM, significant new MSP and enterprise staffing wins are coming online, including one of the largest MSP contracts in Kelly’s history. As the discrete demand reductions that impacted our results in 2025 begin to anniversary, we expect the path to improved year-over-year performance to become clearer. Our strategic initiatives to enhance how we go to market as one Kelly enterprise, modernize our technology, and recenter our culture around customer centricity, visibility, and accountability are designed to ensure we capitalize on that inflection.

Later this year, we will celebrate 80 years of Kelly’s leadership in workforce strategy and solutions. This milestone is a testament to the endurance of our mission to connect people to work in ways that enrich their lives. It also reflects our capacity to transform how we go to market and meet our customers’ evolving needs as the pace of change continues to accelerate. As we prepare to mark this occasion, we have never been more optimistic about Kelly’s future. We move forward with confidence in our strategy, underpinned by a strong balance sheet, healthy cash generation, and a balanced approach to capital allocation. The investments we are making in our people, portfolio, and technology are positioning Kelly to drive profitable growth and to realize the Company’s full potential.

We thank you for your support and trust at this important moment on Kelly’s journey. As we build on our momentum, we look forward to delivering on the promise of 2026 and accelerating progress on our journey to create long-term value for all our stakeholders.

With appreciation,

Chris Hunt Chairman of the Board	Christopher D. Layden President and CEO

“Our team’s resilience and determination through a year of transition have set the stage for what comes next. With a refreshed leadership team, a modernized technology platform, and clear organic growth drivers across our businesses, Kelly is well positioned to realize its full potential. I am confident that 2026 will mark an inflection point on our journey to accelerate profitable growth.”

Chris Layden, President and CEO

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Notice of Annual Meeting of Shareholders

2026 Annual Meeting of Shareholders

Date and Time:	Place:	Record Date:

Thursday, May 7, 2026, at 12:00 p.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 19, 2026

Voting Matters	How to Vote

At the Annual Meeting, you
will be asked to consider
the following proposals

Proposal 1.

Election of eleven Board-recommended director nominees

Proposal 2.

Advisory approval of the Company’s executive compensation

Proposal 3.

Approve the Amendment to the Company’s Restated Certificate of Incorporation to permit stockholder action by written consent, allow the Chairperson and majority Class B holders to call special meetings, and allow stockholders to fill Board vacancies and new directorships

Proposal 4.

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year

Proposal 5.

Transaction of any other business as may properly come before the Meeting

	Online - www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device
	Calling - 1-800-652-VOTE (8683) Within the U.S., U.S. territories & Canada on a touch-tone telephone	Mail - Return the signed proxy card

Proxies submitted online or by telephone must be received by 11:59 p.m., Central Daylight Time, on May 6, 2026. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you may vote online, by telephone, or by mail.

If you were a holder of record of the Company’s Class B Common Stock at the close of business on the Record Date, March 19, 2026, you are entitled to vote at the Annual Meeting.

Please promptly submit your vote by internet, telephone, or by signing, dating, and returning the enclosed proxy card or voting instructions form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

Thank you for your interest in Kelly.

By Order of the Board of Directors,

VANESSA P. WILLIAMS

Corporate Secretary

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Elements of Compensation for Named Executive Officers	51
2026 Executive Incentive Plans
Process for Determining Executive Compensation	52
Role of the Compensation and Talent Management Committee
Role of the Independent Compensation Consultant	52
Role of Management	53
Comparator Data	53
Senior Officer Performance Reviews and Succession Planning	54
Compensation Programs: Decisions and Actions in 2025	54
Base Salary	54
Annual Cash Incentive
Long-Term Incentives	57
Governance of Executive Compensation Programs	60
Executive Stock Ownership and Retention Requirements	60
Incentive Compensation Recovery (“Clawback”) Policy	60
Hedging and Pledging of Shares	61
Retirement Benefits	61
Perquisites	61
Senior Executive Severance Plan	61
Tax Considerations: Deductibility of Executive Compensation	62
Compensation and Talent Management Committee Report	62

2025 Executive Compensation Tables	63
Summary Compensation Table 2025	63
Grants of Plan-Based Awards 2025	64
Outstanding Equity Awards at Fiscal Year End 2025	65
Option Exercises and Stock Vested 2025	66
Nonqualified Deferred Compensation 2025	66
Potential Payments Upon Termination or Change In Control 2025	67
Summary of Potential Payments	67
Senior Executive Severance Plan	67
Treatment of Long-Term Incentive Awards	69

CEO Pay Ratio	72

Pay vs. Performance	73

Proposal 3: Approve the Amendment of the Company’s Certificate of Incorporation, permit stockholder action by written consent, allow the Chairperson and majority Class B holders to call special meetings, and allow stockholders to fill Board vacancies and new directorships	77

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2026 Fiscal Year	80
Audit and Non-Audit Fees	80
Report of the Audit Committee	81

Questions and Answers About the Proxy Statement and the Annual Meeting	82

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and Kelly’s 2025 Annual Report before you vote.

2026 Annual Meeting of Shareholders Details

Date and Time	Place	Record Date
Thursday, May 7, 2026 at 12:00 p.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 19, 2026

Voting

Class B Shareholders as of the Record Date are entitled to vote. Each share of Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission

All holders of the Company’s Class A and Class B Common Stock are invited to attend the Annual Meeting of Shareholders.

Proxy Voting Roadmap

Voting Matters	Board Recommendations	Page Reference For More Details

PROPOSAL 1. Election of eleven directors	✓ FOR each nominee	page 13

PROPOSAL 2. Advisory vote to approve the Company’s executive compensation	✓ FOR	page 44

PROPOSAL 3. Vote to approve the Amendment of the Company’s Restated Certificate of Incorporation	✓ FOR	page 79

PROPOSAL 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year	✓ FOR	page 82

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Proxy Summary

Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality vote.

Name	Age	Director Since	Independent	Committees

James Christopher Hunt Non-Executive Chairman of the Board	55	2026		Compensation and Talent Management, Corporate Governance and Nominating (Chair)

Christopher D. Layden President and Chief Executive Officer (“CEO”)	42	2025

Angela Brock-Kyle Director	66	2026	•	Corporate Governance and Nominating

Robert S. Cubbin Director	68	2014	•	Audit, Compensation, and Talent Management (Chair)

Amala Duggirala Director	51	2022	•	Audit

Edward Escudero Director	55	2026	•	Compensation and Talent Management

James K. Hunt Director	74	2026	•	Lead Director Corporate Governance and Nominating

Ryan B. McCrory Director	38	2026

Leslie A. Murphy Director	74	2008	•	Audit (Chair)

Michael J. Wartell	57	2026	•

George Young III	67	2026	•

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Proxy Summary

Corporate Governance Highlights

Kelly is committed to sound corporate governance as a means of enhancing long-term shareholder value. The following table summarizes certain of our governance practices and processes.

Independence	Accountability	Best Practices

● Majority independent Board (88%), including independent Chairman of the Board, through January 30, 2026 and Lead Director and Chairman thereafter	● Annual election of all directors, including the Chairman of the Board	● Robust director selection process resulting in a diverse Board relative to gender, race, ethnicity, experience, and skills

●

100% Independent Board Committees, through January 30, 2026. Controlled company exception exercised for Compensation and Talent Management and Corporate Governance and Nominating Committees thereafter

	● Strong oversight of strategic planning, objectives, and financial performance, including a dedicated annual Board meeting focused on strategic planning	● Board attendance of 98.4% during 2025

● Diverse and highly skilled Board that provides a range of viewpoints	● Annual evaluation of the CEO (including compensation) by independent directors	● Strong oversight of the integrity of the Company’s financial statements, as well as cybersecurity, AI and Enterprise Risk Management (“ERM”) by the Board and Audit Committee

● Frequent executive sessions where independent directors meet without management and non-independent directors	● Annual Board and Committee self-evaluations and bi-annual peer review	● CEO and executive leadership succession planning and annual talent review of key and rising talent by the Board and Compensation and Talent Management Committee

● Director access to internal and external experts and advisors	● Annual review of corporate governance documents to align with best practices	● Policies prohibiting short-sales, hedging, pledging, and margin accounts

●

No related-party transactions between the Company and senior management; however, members of the Board are officers or directors of the Hunt Companies, affiliate of controlling stockholder Hunt Equity Opportunities, LLC (“Hunt”); Hunt is entitled to request inclusion of all or any part of its common stock in any registration of securities by the Company on Forms S-1 or S-3 under the Securities Act of 1933, as amended

	● A longstanding Clawback Policy that applies to short-term and long-term incentive compensation plans for senior management	● Strong oversight of Environmental, Social, and Governance (“ESG”) standards by the Board and Corporate Governance and Nominating Committee
	● Stock ownership requirements for directors and senior management	● Comprehensive orientation program for new directors and robust continuing education programs for the Board
● Robust Code of Business Conduct and Ethics for the Board, senior management, and all employees that includes an annual certification requirement

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Proxy Summary

Meet Today’s Kelly

We’re building on 79 years of industry leadership.

A Year in Review

In 2025, Kelly continued to advance its multi-year transformation, building on the decisive actions taken in 2023 and 2024 to streamline the portfolio, sharpen strategic focus, and expand into higher margin, higher-growth specialties. We remained focused on capturing a greater market share, converting a higher proportion of revenue into bottom-line performance, and positioning Kelly to benefit from an eventual recovery in the staffing environment.

Kelly entered 2025 with a simplified operating model concentrated on North American staffing, business process outsourcing (“BPO”) and specialty solutions and global Managed Service Provider (“MSP”) and recruitment process outsourcing (“RPO”) offerings, following the 2024 sale of its European staffing operations, and acquisition of Motion Recruitment Partners (“MRP”) and Children’s Therapy Center (“CTC”). These portfolio actions reflected a deliberate shift toward businesses with more attractive growth profiles, scalable platforms, and improved EBITDA margin potential.

We continued to execute our refreshed go-to-market strategy, designed to deliver the full suite of Kelly solutions to large enterprise customers and capture a greater share of wallet while maintaining high service levels for customers of all sizes. This strategy was supported by ongoing commitment to delivering greater effectiveness and data-driven sales processes and initiatives.

Critical to positioning Kelly for future growth was the hiring of Chris Layden as President and Chief Executive Officer in September 2025. Layden succeeded Peter Quigley, who announced his intention to retire in February 2025. Layden brings dynamic industry leadership and extensive experience leading organizations through periods of significant change, while delivering growth and strengthening competitive positioning. Layden’s hiring underscores Kelly’s commitment to enhancing its operational capabilities and service delivery while transforming its technology processes and platforms.

During 2025, Kelly faced a dynamic macroeconomic environment characterized by sluggish labor market demand and policy shifts which had significant impacts on the industry, including Kelly. In the face of these headwinds, Kelly demonstrated measurable progress in cost discipline and selective market strength. At the same time, we accelerated structural and demand-driven cost optimization initiatives, including technology modernization, acquisition integration and process efficiencies to enhance execution and agility while positioning Kelly to capture market share and improve profitability when staffing market conditions rebound.

Structural cost actions, operating model simplification, acquisition integration, and portfolio reshaping are expected to support continued improvement in Kelly’s growth prospects and financial profile as we move through 2026 and beyond.

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Proxy Summary

2025 Financial Highlights

Full Year 2025 Financial Summary

		Change Increase/(Decrease)
	Actual Results	As Reported	As Adjusted(1)

Revenue	$4.3B	(1.9%)	(1.9%)

Gross Profit Rate	20.1%	(30) bps	(30) bps

Loss from Operations	($69.8M)	(362.3%)	(35.6%)

Diluted Loss per Share	($7.24)	($7.22)	($1.00)

Adjusted EBITDA	$109.4M		(23.8%)

Adjusted EBITDA Margin	2.6%		(70) bps

(1)	See reconciliation of Non-GAAP Measures included in Form 8-K dated February 12, 2026.

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Proxy Summary

Our Operating Model Aligns to these Specialties

(As Reported, by Business Unit)

	Kelly Enterprise Talent Management (ETM)	Kelly Science, Engineering & Technology (SET)	Kelly Education (EDU)

Revenue(1)	$2.0B	$1.2B	$1.0B

GP Margin	19.6%	25.3%	14.5%

Adj. EBITDA Margin(2)	1.4%	5.5%	4.6%

Geography	Global	North America	U.S.

Solutions	• Temp staffing • Perm placement • Outcome-based • Talent solutions	• Temp staffing • Perm placement • Outcome-based	• Temp staffing • Perm placement

Specialties	• Industrial • Contact Center • Office Clerical • MSP(3) • RPO(3) • PPO(3)	• Engineering • Science & Clinical • Technology • Telecom	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search

(1)	Sum of Business Unit revenue may not equal total company revenue due to rounding.

(2)	See reconciliations of Non-GAAP Measures included in Form 8-K dated February 12, 2026.

(3)	Managed Service Provider (“MSP”); Recruitment Process Outsourcing (“RPO”); Payroll Process Outsourcing (“PPO”).

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Proxy Summary

Select Awards and Recognitions

Recognized globally for the impact we deliver for clients and talent.

KellyOCG Named MSP Leader on Everest Group’s PEAK Matrix Assessment

KellyOCG continues to drive value for its clients, building on its strong global presence and expertise in catering to diverse client needs.

KellyOCG Named Services Procurement Leader, Star Performer by Everest Group KellyOCG has been named a services procurement leader and star performer on Everest Group’s 2025 PEAK Matrix Assessment.

Kelly Professional & Industrial Named Contingent Staffing Leader, Star Performer by Everest Group

Kelly Professional & Industrial has been named a leader and star performer on Everest Group’s 2025 US Contingent Staffing PEAK Matrix Assessment.

Kelly Engineering Named a Contingent Staffing Leader, Star Performer by Everest Group

Kelly Engineering has been named a Star Performer and Leader on Everest Group’s 2025 US Contingent Staffing PEAK Matrix Assessment.

Kelly + Motion Recruitment Named IT Contingent Staffing Leader, Star Performer by Everest Group

Kelly + Motion Recruitment has been selected as both an IT leader and star performer on Everest Group’s 2025 US Contingent Staffing PEAK Matrix Assessment.

KellyOCG + Sevenstep Named RPO Leader, Star Performer by Everest Group

KellyOCG + Sevenstep has been named a leader and star performer on Everest Group’s 2025 Recruitment Process Outsourcing Services PEAK Matrix Assessment – Global.

Kelly Named No. 2 Temporary Staffing Firm in America by Forbes

After an extensive survey of recruiters, hiring managers and job seekers, Kelly has been named one of the best temporary staffing firms in America by Forbes.

Kelly Named No. 2 Professional Recruiting Firm in America by Forbes

After an extensive survey of recruiters, hiring managers and job seekers, Kelly has been named one of the best professional recruiting firms in America by Forbes.

Kelly One of the Largest Staffing Firms Globally Kelly is one of the largest staffing firms globally, according to the 2025 ranking by Staffing Industry Analysts (SIA).

Kelly One of America’s Largest Staffing Firms Kelly is one of the largest staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).	Kelly One of the Largest U.S. Industrial Staffing Firms Kelly is one of the largest industrial staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).	Kelly One of the Largest U.S. Office/Clerical Staffing Firms Kelly is one of the largest office/clerical staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).

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Proxy Summary

Kelly One of America’s Largest Finance/Accounting Staffing Firms

Kelly is one of the largest finance/accounting staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).

Kelly One of America’s Largest Marketing/Creative Staffing Firms

Kelly is one of the largest marketing/creative staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).

Kelly One of U.S. Largest Engineering Staffing Firms Kelly is one of the largest engineering staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).

Kelly One of America’s Largest IT Staffing Firms Kelly is one of the largest IT staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).	Kelly One of U.S. Largest Life Sciences Staffing Firms Kelly is one of the largest life sciences staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).	Kelly One of U.S. Largest Education Staffing Firms Kelly is one of the largest education staffing firms in the U.S., according to the 2025 ranking by Staffing Industry Analysts (SIA).

KellyOCG + Sevenstep Named No. 1 Provider of Total Workforce Solutions

KellyOCG + Sevenstep has claimed the No. 1 spot on HRO Today’s 2025 Baker’s Dozen Customer Satisfaction Ratings: Total Workforce Solutions.

A complete list of the Company’s awards and recognitions is available on kellyservices.com.

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Proposal 1 – Election of Directors

The Board of Directors nominated eleven individuals for election as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. In 2025, our Company underwent a significant leadership transition alongside continued enhancements in corporate governance. Effective September 2, 2025, Christopher D. Layden was appointed as our new President and CEO and joined our Board of Directors. On the same day, Peter Quigley stepped down from his role as President and CEO in anticipation of his planned retirement. Chris’s appointment followed a rigorous succession process led by the Board, which considered both internal and external candidates. Mr. Layden brings a wealth of experience to the role. He most recently served as Chief Operating Officer at Prolink, a leading workforce solutions provider offering expertise in staffing, technology, culture, data, and talent experience solutions nationwide. Before his tenure at Prolink, Mr. Layden spent nearly twenty years with ManpowerGroup. In this global workforce solutions company, he held a variety of positions with increasing responsibility, including vice president and general manager of industry verticals.

Additionally, on January 30, 2026, the Terence E. Adderley Revocable Trust K (“Trust K”) closed a transaction with Hunt Equity Opportunities, LLC (“Hunt”), pursuant to which Hunt acquired 3,039,940 shares of Class B Common Stock of Kelly from Trust K, causing Hunt to become the controlling shareholder of Kelly with 92.2% of the Class B Common Stock (“the “transaction”).

Following the transaction, Kelly announced changes to the composition of the Company’s Board of Directors. Effective January 30, 2026, and continuing until the 2026 Annual Meeting of Stockholders, the Board consists of four Hunt designees: Chris Hunt, Angela Brock-Kyle, Edward Escudero, and James K. Hunt; Christopher D. Layden; and three directors who were serving as of January 30, 2026 and continue to serve on the Board: Robert S. Cubbin, Amala Duggirala, and Leslie A. Murphy. Chris Hunt was appointed as Chairman of the Board and James K. Hunt, lead director.

As part of these changes, Terrence B. Larkin, Gerald S. Adolph, George S. Corona, InaMarie F. Johnson, and Peter W. Quigley resigned from the Board, effective January 30, 2026.

Directors will be elected by a plurality of the votes cast by holders of Class B Common Stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Our controlling shareholder, Hunt, has indicated its support and intention to vote for each director nominee.

We do not contemplate that any of the nominees will be unavailable to serve at the time of the Annual Meeting. In that event, however, the persons named in the enclosed form of proxy may vote for the election of a substitute selected by the Board, or the Board may reduce its size.

Director Independence

The Board of Directors has a majority of directors who are independent under the listing standards of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq Stock Market LLC Rules provide that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

On March 17, 2026, our Board affirmatively determined that directors Angela Brock-Kyle, Robert S. Cubbin, Amala Duggirala, Edward Escudero, James K. Hunt, Leslie A. Murphy, Michael J. Wartell, and George H. Young III, representing a majority of the Board, are independent. Messrs. Chris Hunt and Ryan McCrory are “interested persons” due to their positions with Hunt Companies, Inc., as discussed in their respective biographies. Based upon independently verified information obtained from each director concerning their background, employment, and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board of Directors or any committee thereof.

Board Nominees

Each of our director nominees has been recommended for election by our Corporate Governance and Nominating Committee and nominated by our Board. They are seasoned leaders with an array of diverse leadership experience in public and private companies, nonprofit organizations, and other businesses. They represent diverse backgrounds, experiences, skills, personal attributes, and viewpoints.

The Board believes that the unique attributes and experiences of each director nominee strengthens the Board’s ability to carry out its oversight role on behalf of shareholders, and is proud of the Company’s long history of having at least three

13

Proposal 1: Election of Directors

directors who are women on the Board for the past 17 years. While we do not have a formal diversity policy, the Board will continue to prioritize varied perspectives and backgrounds in future Board membership.

For each of the eleven director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, experience, skills, and attributes that the Corporate Governance and Nominating Committee considered in recommending them as director nominees, as well as the committees on which each director nominee will serve as of the 2026 Annual Meeting. The Board composition charts, including information on independence, age, tenure, skills, experience, and attributes, assume that all director nominees are elected as directors at the Annual Meeting. Age and tenure for each director nominee is as of April 13, 2026.

Board Composition

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership as well as assessing the experience and skills of the Company’s current directors. The Committee regularly reviews the mix of individual qualifications, experience, skills, and attributes of incumbent directors to assess overall Board composition and define Board succession goals. The Committee values these core qualifications for Board composition essential to business success: leadership skills, ethics and integrity, independence, sound judgment, interpersonal and communication skills, and being accomplished in their field.

14

Proposal 1: Election of Directors

In determining whether to recommend a director for re-nomination, the Committee also considers the director’s recent contributions and potential for continuing contributions to the work of the Board.

Board Composition Matrix (2025)

Director Nominees

Specific Experience and Skills (May vary based on current and future Company priorities /needs)

Executive Leadership	●	●	●	●	●	●	●	●	●	●	●

Transformations	●	●	●	●	●	●	●	●	●	●	●

Innovation	●	●	●	●	●			●

Industry		●		●	●				●

Technology, Digitization, and Cybersecurity		●	●		●			●	●

Financial Acumen	●	●	●	●	●	●	●	●	●	●	●

Financial Expert			●	●		●	●		●		●

Risk Management		●	●	●	●		●		●	●	●

Legal or Corporate Governance			●	●	●		●		●	●	●

Sustainability & ESG		●	●		●					●

Mergers & Acquisitions	●	●	●	●	●	●	●	●	●	●	●

Other Public Board Experience (other than Kelly)

Audit Committee			●	●	●			●	●	●	●

Compensation Committee			●	●					●	●

Governance & Nominating Committee			●						●	●	●

Tenure and Independence

Board Tenure (years)	0	0	0	11	4	0	0	0	18	0	0

Independence			●	●	●	●	●		●	●	●

Demographics

Age	55	42	66	68	51	55	74	38	74	57	67

Gender Identity	M	M	F	M	F	M	M	M	F	M	M

African American or Black			●

Alaskan Native or American Indian

Asian					●

Hispanic or Latinx						●

Native Hawaiian or Pacific Islander

White	●	●		●			●	●	●	●	●

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

15

Proposal 1: Election of Directors

As the Company continues to drive profitable growth in its areas of specialization, the Committee considers the following experiences and skills:

Director Qualifications and Experience

Out of 11 Directors

11	Executive Leadership experience as a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or substantially equivalent level executive officer of a complex organization such as a corporation, university, or major unit of government or a professional who regularly advises such organizations

11	Transformations successful leadership of large-scale transformations, including cultural evolutions, restructuring, and enhancing organizational design to improve effectiveness, and drive profitable growth

6	Innovation proven experience turning new ideas and technologies into assets that transform businesses

4	Industry including experience in the staffing or business services industry, the Company’s specialty businesses, or experience in human capital management including talent/workforce solutions; organizational behavior and development; compensation and benefits

5	Technology, Digitization, and Cybersecurity experience in the high-level planning and execution of business initiatives through the use of technology and digitization to build business efficiencies and competitive advantage

11	Financial Acumen the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement

6	Financial Expert including financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of NASDAQ and the Securities and Exchange Commission (education and experience as CFO, finance/accounting executive, public accountant or auditor, or person performing similar functions)

8	Risk Management experience identifying, evaluating, and managing corporate risk, ability to address and mitigate material risks

7	Legal or Corporate Governance experience with legal issues impacting large organizations and governance and fiduciary matters that impact boards, such as service on public boards and board committees, or as legal or governance executives of other large public companies

4	Sustainability & ESG experience with the development and oversight of an effective corporate responsibility strategy and practices that include social, climate, and environmental initiatives

11	Mergers & Acquisitions experience implementing organic and inorganic strategies to promote growth, identifying acquisition and business combination targets, analyzing cultural and strategic fit, and oversight of successful integration

16

Proposal 1: Election of Directors

Biographical Information About Director Nominees

Board Committees

●

Corporate Governance and Nominating (Chair)

●

Compensation and Talent Management

Principal Occupation and Directorships

●

Chief Executive Officer, Hunt Companies, Inc. (2015 – present)

●

President, Chief Operating Officer, Hunt Companies (2013 – 2015)

●

Executive, Hunt Development Group (1993 – 2013)

●

Director, Hunt Companies (2001 – present)

●

Director, Amber Infrastructure Group (2015 – present)

●

Director, Envolve (formerly LEDIC Realty Company) (2015 – present)

●

Director, Lument Finance Trust (2018 – present)

●

Director, Moss & Associates (2014 – present)

Education

●

University of Texas at Austin, BS in economics

●

University of Texas at Austin, MBA in Finance

On January 30, 2026, Mr. Hunt was appointed Chairman of the Board at Kelly Services, Inc. He has served as Chief Executive Officer of Hunt Companies, Inc. since 2015 and is an active member of its Board of Directors and a member of the firm’s executive investment committees. In addition to his role at Hunt Companies, Mr. Hunt serves on the boards of several affiliated entities, including Amber Infrastructure Group, Envolve (formerly LEDIC Realty Company), Hunt Companies Finance Trust (formerly Five Oaks), and Moss & Associates. Mr. Hunt began his career at Hunt Companies in 1993 and has held a variety of leadership positions throughout his tenure. Before he was appointed CEO, he served successively as President, Chief Operating Officer, and then CEO of Hunt Development Group. His executive leadership and business perspective further strengthen the Kelly board.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Acumen ● Innovation ● Mergers & Acquisitions

17

Proposal 1: Election of Directors

Board Committees

●

None

Principal Occupation and Directorships

●

President and Chief Executive Officer, Kelly Services, Inc. (2025 – present)

●

Chief Operating Officer, Prolink (2023 – 2025)

●

Vice President, General Manager, Global Industry Leader ManpowerGroup (2004 – 2023)

Education

●

Boston College, BA, Philosophy

Mr. Layden was appointed President and Chief Executive Officer of Kelly Services, Inc. in September 2025. A dynamic leader with over 20 years of industry experience, he has a proven record of transforming businesses and driving profitable growth through effective go-to-market strategies. Prior to Kelly, Mr. Layden served as COO at Prolink, a workforce solutions provider specializing in healthcare, technology, and skilled labor. He also spent nearly two decades at ManpowerGroup in various senior leadership roles encompassing general management, regional leadership, corporate strategy, and sales. Mr. Layden is a member of The Aspen Institute’s 2026 Class of Henry Crown Fellows and serves on the Board of Directors for the American Staffing Association, Business Leaders for Michigan, and the Detroit Economic Club. He brings proven leadership, industry expertise, and business acumen to the Kelly board.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

● Cybersecurity

● Financial Acumen

● Risk Management

● Sustainability/ESG

● Mergers & Acquisitions

Board Committees

●

Corporate Governance and Nominating

Principal Occupation and Directorships

●

External Board Member, Hunt Companies, Inc. (2019 – present)

●

Director, Bowhead Specialty Holdings Inc. and predecessor (2020 – present)

●

Founder & CEO, B.O.A.R.D.S. (board governance consultancy) (2013 – 2023)

●

Trustee, Guggenheim Funds Trusts (2016 – present)

●

Trustee, Mutual Fund Directors Forum (2022 – present)

●

Chair, Global X Venture Fund (2025 – present)

●

Director, Infinity Property & Casualty (2014 –2018)

Education

●

University of California, Los Angeles, JD/MBA

●

California State University, East Bay, BS, Finance and Marketing

●

NACD Certified Director

Ms. Brock-Kyle joined the Board in January 2026. She is an accomplished independent director and trustee, holding the CFE credential with more than 35 years of corporate experience and governance expertise on diverse boards and committees. Her specialties encompass financial statement analysis, strategic planning, due diligence, enterprise risk management, brand management, and portfolio management. Her leadership and contributions to governance have earned her recognition as a “Director to Watch” and inclusion in the NACD Directorship 100 as an influential director. Ms. Brock-Kyle currently serves on the Boards of Hunt Companies Inc., Guggenheim Funds, Bowhead Specialty Holdings Inc. (BOW), the Global X Venture Fund, and the MFDF (formerly Mutual Fund Directors Forum). She is passionate about elevating board performance, promoting best practices, and fostering collaboration among stakeholders, consistently driving positive outcomes in the organizations she serves.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Financial Expert

● Technology/Digitization/

  Cybersecurity

● Risk Management

● Legal/Corporate Governance

● Sustainability & ESG

● Mergers & Acquisitions

18

Proposal 1: Election of Directors

Board Committees

●

Audit

●

Compensation and Talent Management (Chair)

Principal Occupation and Directorships

●

Director, Huntington Bancshares Incorporated (2017 – 2023)

●

Director, First Merit Corporation (2013 – 2017)

●

Director, Citizens Republic Bancorp (2008 – 2013)

●

Director, President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – 2016)

Education

●

Detroit College of Law, JD

●

Wayne State University, BA, Psychology

Mr. Cubbin is an attorney with 31 years of experience in insurance law. In 2016, he retired as President and Chief Executive Officer following a 30-year career with Meadowbrook Insurance Group. He previously served on the board of directors of three large publicly held companies. Mr. Cubbin is an experienced director with broad-ranging experience in legal, insurance, enterprise risk management, accounting, actuarial, investment, underwriting, reinsurance, and claims. The Board determined that Mr. Cubbin qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Expert ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

●

Audit

Principal Occupation and Directorships

●

Chief Digital Officer and Chief Technology Officer, Delta Air ines (2026 – present)

●

Executive Vice President and Chief Information Officer, United Services Automobile Association (USAA) (2022 – 2026)

●

Senior Executive Vice President, Chief Operations and Technology Officer, Regions Financial Corporation (2017 – 2021)

●

Director, Innovation Depot (2021)

●

Director, Techbridge, Inc. (2016 - 2020)

Education

●

Columbia University, MS, Technology Management

●

University of Nebraska at Omaha, MBA, International Business

●

Osmania University, BS, Electronics and Communications Engineering

Ms. Duggirala joined our Board in January 2022 with more than 25 years of experience in the telecommunications, payments, and banking industries. She is a renowned digital transformation and technology strategist with skills in large-scale strategic product delivery, technical innovation, and complex financial management. She brings to the Board a wealth of knowledge in integrations, strategic planning, product development, operations, engineering, data management, and cybersecurity. Ms. Duggirala has significant cybersecurity experience from working in a variety of information technology and data analytics roles, including Chief Operations and Technology Officer at Regions Bank and Chief Technology Officer at other large fintech firms. In 2021, Ms. Duggirala was named one of the top 50 CIOs by Forbes and received the distinguished Outstanding 50 Asian Americans in Business Award in 2022. She was also recognized as one of the most influential women in payments in Alabama in previous years.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization /

  Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate Governance

● Sustainability/ESG

● Mergers & Acquisitions

19

Proposal 1: Election of Directors

Board Committees

●

Compensation and Talent Management

Principal Occupation and Directorships

●

President and CEO, High Desert Capital (2010 – present)

●

Chairman, El Paso Electric Company (2013 – present)

●

External Board Member, Hunt Companies, Inc. (2020 – present)

●

Vice Chairman, WestStar Bank (2014 – present)

●

Executive Vice President & Chief Financial Officer, C&R Distributing (2008 – 2013)

●

Secretary & Chief Financial Officer, Petro Stopping Centers, L.P. (2002 – 2007)

●

Advisory Board Member, Transtelco, Inc. (2021 – present)

●

Director, Medical Center of the Americas Foundation (2006 – present)

●

Executive Committee Member, Texas Business Leadership Council (2016 – present)

●

Member, University of Texas Chancellor’s Council Executive Committee
(2022 – present)

Education

●

University of Texas at El Paso, BBA, Accounting

Mr. Escudero joined the Board in January 2026. He is the President and CEO of High Desert Capital, an El Paso-based small business financing company, and Vice Chairman of WestStar Bank. He previously served as Executive Vice President and CFO of C&R Distributing and as Secretary and CFO of Petro Stopping Centers, L.P. Mr. Escudero is Chairman of the El Paso Electric Company and serves on the boards of Flo Networks, the Medical Center of the Americas Foundation, the Hospitals of Providence Memorial & Sierra Campuses, Paso del Norte Community Foundation, and a range of other civic and business organizations. Mr. Escudero has received several awards that recognize his achievements and philanthropic efforts, including the UTEP Distinguished Alumni in 2023, Lucy G. Acosta Humanitarian Award in 2020, the Community Spirit Award in 2015, El Paso Business Hall of Fame Award in 2014, the Hispanos Triunfadores Award in 2013, and the UTEP Gold Nugget Award in 2012.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Acumen ● Mergers & Acquisitions

20

Proposal 1: Election of Directors

Board Committees

●

Lead Director

●

Corporate Governance and Nominating

Principal Occupation and Directorships

●

Non-Executive Chairman, Hunt Companies, Inc. (2015 – present)

●

Director and Chairman of Investment Committee, Aspida Holdings (2013 – present)

●

Director, Cartiga LLC (2022 – present)

●

Vice Chairman and Trustee, St. John’s Health, Jackson, WY (2023—present)

●

Director, PennyMac Financial Services, Inc. (2013 – 2024) (Lead Director 2013 – 2022)

●

Director, Ares Dynamic Credit Allocation Fund Inc. (NYSE: ARDC) (2017 -2023)

●

Director, CION Ares Diversified Credit Fund (2017 – 2023)

●

Founder, CEO, and Chief Investment Officer, THL Credit, Inc. and THL Credit Advisors (2007 – 2015)

●

Co-Founder, CEO and Managing Partner, Bison Capital Asset Management (2001—2007)

Education

●

University of Texas at El Paso, BBA, Accounting and Economics

●

Wharton School at the University of Pennsylvania, MBA

On January 30, 2026, Mr. Hunt was named Lead Director of the Board at Kelly. He currently serves as the principal of Tournament Capital Advisors LLC, where he specializes in consulting and investing across private equity and credit markets. Previously, Mr. Hunt was Managing Partner and CEO of Middle Market Credit at Kayne Anderson Capital Advisors. He also served as Non-Executive Chairman of THL Credit, Inc., where he was a founder, Chief Executive Officer, and Chief Investment Officer of both THL Credit, Inc. and THL Credit Advisors. Earlier in his career, he held senior leadership positions at Bison Capital Asset Management and SunAmerica Investments. Mr. Hunt began his professional journey at Citibank/Citicorp, ultimately becoming the Far West Area Head of Leveraged Capital.

Currently, Mr. Hunt is the Lead Director of PennyMac Financial Services, Inc., and serves on the boards of Ares Dynamic Credit Allocation Fund and CION Ares Diversified Credit Fund.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Expert ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

21

Proposal 1: Election of Directors

Board Committees

●

None

Principal Occupation and Directorships

●

President, Hunt Companies, Inc. (2025 – present)

●

Executive Vice President, Hunt Companies, Inc. (2019 – 2025)

●

Senior Vice President, Hunt Companies, Inc. (2017 – 2019)

Education

●

Texas Christian University, BA, Finance and Accounting

Mr. McCrory is the President of Hunt Companies, Inc. He joined Hunt in 2017 as Senior Vice President, was promoted to Executive Vice President in 2019, and became President in 2025. In addition to his leadership role, Mr. McCrory serves on Hunt’s Executive Committee, Investment Committee, and Finance Committee. He is also a member of the Board of Directors for several Hunt Companies affiliates, including Boyd Watterson, Carter USA, City Light & Power, Inman Solar, Moss Construction, Monarch Private Capital, and View Homes, where he plays a pivotal role in optimizing governance and shaping each business’s strategic direction. Mr. McCrory also serves on the Board of Directors for Las Palmas Del Sol Medical Center. He brings a wealth of leadership experience and corporate know-how to the Kelly board.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Technology/Digitization/ Cybersecurity ● Financial Acumen ● Mergers & Acquisitions

Board Committees

●

Audit (Chair)

Principal Occupation and Directorships

●

President and CEO, Murphy Consulting, Inc. (2008—present)

●

Certified Public Accountant

●

Member of AICPA’s Governing Council (2000—present)

●

Director, Detroit Legal News Company (2012—present)

Education

●

University of Michigan, BBA, Accounting

Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, LLP, a registered national accounting firm. She brings to the Board analytical capability, understanding of economics and strategic elements of business, and expertise in enterprise risk management and cybersecurity. Dedicated to the highest standards of director education and ongoing learning, Ms. Murphy earned the NACD Directorship Certification and the American Institute of Certified Public Accountants’ (AICPA) Cybersecurity Fundamentals for Finance and Accounting Professionals certification. The Board determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Industry

● Technology/Digitization/

  Cybersecurity

● Financial Expert

● Risk Management

● Legal/Corporate Governance

● Mergers & Acquisitions

22

Proposal 1: Election of Directors

Board Committees

●

None

Principal Occupation and Directorships

●

President, Bluerose Associates LLC (2023 – present)

●

Co-Founder and Chief Investment Officer, Venor Capital Management LP
(2005 – 2023)

●

Director, Aeromexico, (2026 – present)

●

Director Nu Ride Inc. (2024 – present)

Education

●

Wharton School at the University of Pennsylvania, BS, Finance and Accounting

Mr. Wartell has served as President of Bluerose Associates LLC since October 2023 and as Co-Founder and Co-Chief Investment Officer of Venor Capital Management LP, a private investment management firm, since 2005. With over 35 years of experience in opportunistic credit and special situations investing, he brings expertise in strategic decision-making, risk governance, capital allocation, and stakeholder alignment. Mr. Wartell has served on the boards of several private and public companies, including Rotech Healthcare, Inc. (since 2014), Nu Ride Inc., and Aeromexico. His deep expertise in corporate finance, accounting, and financial reporting will support and enhance his contributions to the Company’s board.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Acumen ● Risk Management ● Legal/Corporate Governance ● Sustainability & ESG ● Mergers & Acquisitions

Board Committees

●

None

Principal Occupation and Directorships

●

Director, Frontier Communications (2024 – 2026)

●

Director, Wolfspeed (2025)

●

President and Board Member, Solidigm (2022 – 2023)

●

Partner, Chairman of M&A, Perella Weinberg Partners LLC (2016 – 2022)

●

Vice Chairman, U.S. Investment Banking, Lazard Ltd. (2009 – 2015)

●

Led the Global Technology, Media & Telecommunications Group
Merrill Lynch & Co., Inc. (2008 – 2009)

●

Managing Director, Head of Global Communications, Lehman Brothers Holdings, Inc. (1993 – 2007)

Education

●

Brown University, BA, International Relations

●

Cambridge University, MA, International Relations

●

Yale School of Management, MPA, Public and Private Management

Mr. Young has over 35 years of experience as an investment banker in the telecommunications and media industries, including leadership roles at several global investment banks. He served as Co-Head of the Global Telecommunications, Media & Technology Group at Lazard before leading telecom and media at Perella Weinberg Partners, where he also served as the firm’s Chairman of Mergers and Acquisitions. He most recently served as President of Solidigm, where he directed finance, strategy, corporate development, human resources, legal, and IT functions. Mr. Young also served as a White House Fellow and Special Assistant to the Deputy Secretary of the U.S. Treasury, and is a member of the Council on Foreign Relations, formerly on its Term Membership Committee. Mr. Young’s extensive experience, exceptional financial acumen, and proven leadership abilities make him a valuable addition to Kelly’s board of directors.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Expert ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

23

Corporate Governance

Controlled Company Exemption

Nasdaq, where the Company’s common stock is listed, established exemptions from its governance requirements for “controlled companies,” defined as companies in which a single person, entity, or group holds more than 50% of the voting power for the election of its directors. The Company is a “controlled company” because Hunt, discussed below, has the power to vote more than 90% of the Company’s outstanding shares of Class B Common Stock.

A controlled company is not required to have a majority of its board of directors comprised of independent directors. Director nominees are not required to be selected or recommended for the board’s selection by a majority of independent directors or a nominations committee comprised solely of independent directors, nor do the Nasdaq Global Select Market listing standards require a controlled company to certify the adoption of a formal written charter or board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from the Nasdaq Global Select Market’s requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors who are independent as defined under the rules of both the SEC and the Nasdaq Global Select Market. The Nasdaq Global Select Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possesses financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

As a “controlled company” under Nasdaq Global Select Market listing standards, we have elected to rely on the controlled company exemptions from certain corporate governance requirements. As a result, we are not required to (i) have director nominees selected or recommended to our board of directors by independent directors (either through a committee composed entirely of independent directors or by a majority of the independent directors on our board of directors) or (ii) have a compensation committee composed entirely of independent directors. Accordingly, the protections that these requirements are intended to provide may not be available to our stockholders, and our controlling stockholder may be able to exert significant influence over matters such as director nominations and executive compensation. In the future, we may elect to rely on additional controlled company exemptions (including exemptions relating to board and committee independence), to the extent we continue to qualify as a controlled company.

For additional information regarding arrangements with Hunt in connection with its acquisition of voting control, including governance and other matters, see “Related Person Transactions and Certain Relationships.

Role of the Board of Directors

The Board bears responsibility for the oversight of management on behalf of shareholders to ensure long-term value creation. The Board oversees and provides guidance for the Company’s business, property, and affairs. On an ongoing basis, the Board oversees management’s development and implementation of the Company’s strategy and business planning process, and monitors performance against those plans. The Board sets the tone at the top to support a corporate culture that emphasizes ethical standards, professionalism, integrity, and compliance. The Board and its committees consider long-range strategic issues and material risks facing the Company, together with management’s actions to address and mitigate these risks; oversee corporate policies and processes to promote and maintain the integrity of the Company’s financial reporting and controls, legal and ethical compliance, and relationships with customers and suppliers; review the Company’s sustainability practices and strategies; and provide oversight relative to the compensation of senior management, leadership development, and management succession planning.

As part of its oversight of the Company’s strategic direction, senior leadership presents to the Board at the beginning of each year the annual business plans for each business unit and the consolidated annual business plan for the Company as a whole. At each subsequent meeting throughout the year, management shares quarterly performance results for each business unit and the whole Company, and the Board benchmarks these outcomes against the annual plans. Each year, the Board engages in a strategic planning meeting with management where it conducts a comprehensive review and discussion of the Company’s strategic direction and goals over the short-, medium-, and long-term, as well as management’s plans to achieve such goals. At least twice each year, the business unit presidents provide an in-depth review and update of their businesses to the Board, which includes a review of the strategic goals of the business and business performance relative to business strategy.

24

Corporate Governance

Board Leadership and Governance Structure

The Company’s leadership structure consists of the Chairman of the Board of Directors, a Lead Independent Director, and the Chief Executive Officer, subject to the overall authority of the Board of Directors. The Board determined that separating the roles of the Chairman of the Board and the Chief Executive Officer is in the best interest of the Company and its stockholders, as it allows the Chief Executive Officer to concentrate on day-to-day operations and strategy of the Company. James Christopher Hunt serves as Chairman of the Board, and Christopher D. Layden serves as Chief Executive Officer.

The Chairman of the Board’s duties include consulting with and advising our Chief Executive Officer, presiding over meetings of the Board, and presiding over meetings of shareholders. The Chairman of the Board’s duties also include providing effective leadership to the Board, including ongoing monitoring of its performance, compliance with governance requirements and best practices, establishing the annual schedule for Board meetings (in consultation with the Chief Executive Officer), developing and approving agendas for Board meetings, working with the Chief Executive Officer to ensure that information flows to the Board to facilitate understanding of, and discussion regarding, matters of interest or concern to the Board, approving the information sent to the Board for meetings, establishing the schedule and agendas for and presiding over meetings, authority to call and preside over special meetings of the Board, and facilitating discussions among directors on key issues outside of Board meetings.

As long as the Chairman of the Board of Directors is not an independent Director, the independent Directors are required under the Board’s Corporate Governance Principles to elect one of the independent Directors as Lead Director. The Lead Director’s principal duties are to ensure the Board functions independent of management, to preside at meetings of the Board of Directors in the absence of the Chairman of the Board of Directors, to assist in the development of the agendas for meetings of the Board, to preside over meetings of the independent Directors in executive session, and to provide feedback to the Chairman of the Board of Directors and the Chief Executive Officer on those sessions.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include: providing leadership to the Company’s management team; developing and presenting to the Board the Company’s strategy and long-term plans, medium-term plans, and annual budgets, and within this framework, the performance of the business; complying with legal and corporate governance requirements, making recommendations on the appointment and compensation of executive officers, management development, and succession planning; representing the Company externally; consulting with the Chairman of the Board about developments in the Company; and communicating with all directors about key issues outside of Board meetings.

This leadership approach is intended to serve the interests of all stockholders of this controlled company, which has historically recognized the importance of maintaining a majority of independent directors.

Committees of the Board

The Board has established three standing committees: Audit Committee, Compensation and Talent Management Committee, and Corporate Governance and Nominating Committee. Each committee functions under a written charter adopted by the Board, which is available on the Company’s website at kellyservices.com or to any shareholder who requests a copy. The members, responsibilities, and the number of meetings each of these committees held in 2025 are shown below.

Audit Committee All Independent	Compensation and Talent Management Committee All Independent through January 30, 2026 Currently Majority Independent	Corporate Governance and Nominating Committee All Independent through January 30, 2026 Currently Majority Independent

25

Corporate Governance

Audit Committee

Key Responsibilities:

●

Oversees and reports to the Board with respect to the quality, integrity, and effectiveness of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

●

Appoints, compensates, and evaluates the qualifications, independence, and performance of the independent auditor

●

Oversees the performance of the internal audit function, including the Chief Audit Executive (“CAE”)

●

Oversees the Company’s Enterprise Risk Management Program

●

Reviews and discusses with management the Company’s major financial, security, and cybersecurity risk exposures, artificial intelligence, and the steps management takes to monitor and control such exposures

●

Monitors the Company’s compliance with legal and regulatory requirements

●

Oversees sustainability disclosures, controls, processes, and assurance

●

Reviews and approves related party transactions

●

Serves as the Company’s Qualified Legal Compliance Committee with respect to reports of potential material violations by the Company or its officers, directors, employees, or agents, of applicable U.S. federal or state law or fiduciary duty arising under such law, and of the Company’s policies including the Code of Business Conduct and Ethics

●

Reviews and approves Internal Audit’s budget and resource plan

●

Regularly holds separate sessions with Kelly’s management, internal audit, and its independent auditor

The Board unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Cubbin and Ms. Murphy each have the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Members: All Independent
Leslie A. Murphy (Chair)
Robert S. Cubbin
Amala Duggirala
Meetings in 2025: 4

26

Corporate Governance

Compensation and Talent Management Committee

Key Responsibilities:

●

Develops the Company’s compensation philosophy

●

Designs and administers the Company’s executive compensation programs and policies aligned with business and compensation objectives

●

Determines annually, for senior officers (including the CEO), corporate and business unit goals and establishes the level of performance that must be achieved for each

●

Evaluates and determines the compensation of the CEO, senior officers, and Section 16 officers

●

Reviews stock ownership requirements for senior officers and Board members, and compliance with the requirements

●

Reviews and makes recommendations to the Board concerning director compensation

●

Reviews and advises the Board concerning CEO and senior officer succession planning and developmental opportunities

●

Reviews and makes recommendations to the Company’s Sustainability Strategy and related risk management policies and procedures related to human capital management

●

Appoints, compensates and oversees the work performed by an independent compensation or legal advisor

●

Oversees the Company’s strategies, initiatives, and programs related to human capital management and determines their effectiveness, including with respect to diverse representation, fairness, workplace culture, benefits and well-being, employee engagement, performance management, and talent recruitment, development, and retention

Compensation Committee Interlocks and Insider Participation

During 2025, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers served on the Company’s Compensation and Talent Management Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation and Talent Management Committee.

Members: Majority Independent
Robert S. Cubbin (Chair)
Chris Hunt
Edward Escudero
Meetings in 2025: 7

27

Corporate Governance

Corporate Governance and Nominating Committee

Key Responsibilities:

●

Develops and oversees compliance with the Company’s Corporate Governance Principles

●

Reviews and makes recommendations to the Board with respect to corporate governance matters generally

●

Engages in succession planning for our Board of Directors

●

Makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

●

Identifies and assesses the independence, backgrounds, and skills required for members of the Board and Board committees

●

Identifies, considers, and recommends, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s Annual Meeting

●

Oversees the orientation and education of new directors

●

Facilitates the annual assessment of the performance of the Board and its committees, as well as the director peer review

●

Oversees and periodically reports to the Board on matters concerning the Company’s Corporate Sustainability Strategy including corporate responsibility and sustainability performance

●

Reviews and makes recommendations to the Board regarding corporate governance trends, best practices, and regulations applicable to the corporate governance of the Company

Members: Majority Independent
Chris Hunt (Chair)
Angela Brock-Kyle
James K. Hunt
Meetings in 2025: 4

28

Corporate Governance

Risk Governance and Oversight

Risk is inherent in business, and while management is responsible for managing risk, the Board’s oversight, assessment, and decisions regarding risks occur in conjunction with the other activities of the Board and its committees.

Risk Governance and Oversight Responsibilities

Board of Directors

The Board oversees mission-critical risks to the Company, including strategic and operational risks, as well as management’s actions to address and mitigate those risks. The Board receives reports at regular Board meetings from the committee chairs regarding committees’ risk oversight activities. These reports and the Board’s attention focus on risk management strategy and risks of greatest significance and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite. Risk oversight is also integrated into the full Board’s regular review of strategic planning.

Audit Committee	Compensation and Talent Management Committee	Corporate Governance and Nominating Committee

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Provides oversight of risks, and management’s mitigations of those risks, that could have a financial impact, such as financial reporting and disclosure, accounting practices, internal controls, conflicts of interest, compliance with legal and regulatory requirements, and cybersecurity

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Oversees the Company’s overall risk management governance structure, risk assessment, and enterprise risk management processes

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Oversees risks associated with information security, cybersecurity, artificial intelligence, data privacy, and the Company’s process for assessing, identifying, and managing cybersecurity risk, including breach preparedness and response plans

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Reviews all quarterly and annual reports, including any disclosure of risk factors affecting the business

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Oversees the performance of the Company’s Internal Audit function including Chief Audit Executive (“CAE”)

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Reviews and approves Internal Audit’s budget and resource plan

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Monitors the qualifications, performance, and independence of the Company’s independent auditors, including responsibility for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm

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Oversees our compensation plans, policies, and practices to ensure alignment with our Executive Compensation Risk Assessment Framework and reports to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company, and otherwise advises the Board on compensation-related risk matters

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Together with the Committee’s independent compensation consultant, reviews and evaluates management’s annual assessment of potential risks created by our compensation plans, policies, and practices

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Sets performance goals under our annual and long-term incentive plans that provide an appropriate balance between the achievement of short- and long-term performance objectives, with emphasis on long-term value creation and responsible risk management

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Oversees risk associated with ongoing CEO and senior officer succession planning

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Oversees risks related to the Company’s human capital management

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Oversees the Company’s Clawback Policy

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Oversees risk associated with governance issues, such as the range of independence, skills, experience, and viewpoints of the Board and its committees, Board and committee effectiveness and organization, corporate governance, and director succession planning

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Maintains Corporate Governance Principles and procedures designed to promote compliance with all applicable legal and regulatory requirements and governance standards and the Company’s Code of Business Conduct and Ethics and Insider Trading Policy

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Annually reviews the Company’s Sustainability Strategy, initiatives, and policies and monitors associated risks, including reputational, regulatory, and operational risks arising from the Company’s sustainability commitments and disclosures

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Oversees emergency succession planning for the CEO and Chairman

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Oversees the orientation and education of directors to ensure clear understanding of their Board responsibilities and recommends continuing education programs, as appropriate

29

Corporate Governance

Management

Management assesses and manages critical risks, including the execution of the Company’s Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions, in collaboration with the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”), are responsible for risk assessment and mitigation. The Chief Risk Officer reports directly to the company’s Executive Vice President, General Counsel, and Corporate Secretary (“General Counsel”). For Sustainability-related risk, the company maintains the ESG Advisory Committee to oversee goals and progress toward the achievement of those goals as established by the sustainability team. The ESG Advisory Committee meets monthly and includes members from the company’s business units and sustainability team, ensuring that sustainability considerations are integrated into operational decision-making at multiple levels of the company. On a quarterly basis, an expanded advisory group consisting of senior leaders from across the company’s legal, financial, human capital, risk and compliance, culture and inclusion, accounting, and audit functions will review the company’s sustainability strategy. This cross-functional composition ensures that sustainability risk is evaluated through multiple lenses and accountability is distributed across the enterprise. The General Counsel reports the results of the ESG Advisory Committee and the expanded advisory group to the Corporate Governance and Nominating Committee annually.

With respect to the risk assessment of the company’s compensation programs, management is responsible for the framework and approach as outlined below under Risk Assessment of Employee Compensation Programs.

Enterprise Risk Management Program

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team, among other activities, performs assessments of risks to the Company, participates in the development and execution of mitigation programs for critical risks, maintains and periodically updates the Company’s risk appetite and tolerance framework, which is reviewed by the Board, manages the AI and privacy governance function, provides risk assessment, guidance, and mitigation related to cybersecurity, and assists in the integration of risk concepts within the Company’s strategic planning process and in alignment with the functional and business stakeholders.

The ERM team provides written and oral reports to the Audit Committee quarterly. Its current activities remain focused on oversight and mitigation of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and continued development and enhancement of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cybersecurity, artificial intelligence, data privacy, strategic risk, integration of risk appetite practices into the Company’s ongoing operations, wage-hour risk, third-party risk, human capital risk, and improvements to the Company’s compliance governance practices.

The Company’s information technology and internal audit groups provide regular quarterly updates to the Audit Committee with respect to the company’s proactive approach to the management of cybersecurity, AI, and other compliance controls. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed; employee, customer, and supplier data, corporate information, and other assets are safeguarded; business processing infrastructure and applications are maintained; material risks are identified and managed.

Teams from the Company’s information technology, data privacy, and compliance functions coordinate cybersecurity, artificial intelligence, and privacy governance matters. This includes internal monitoring to proactively identify potential security threats, maintenance of access controls, asset management, response and recovery activities, and training and awareness programs. The Company’s training program provides specialized training on a quarterly basis to employees and directors, including mandatory new hire cyber and privacy training, quarterly focused cyber trainings, and monthly training exercises for identifying phishing attempts. Evaluation of these practices is reported to the Audit Committee on a quarterly basis.

In addition to the reports submitted quarterly by the company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports on the effectiveness of the company’s risk identification, prioritization, and mitigation processes to the Audit Committee. The ERM team plays a key role in the company’s response to significant operational, geopolitical, or macroeconomic disruptions, providing Board updates and scenario planning regarding impacts on cybersecurity, employee health and safety, corporate operations, and global markets.

30

Corporate Governance

INFORMATION SECURITY AND BUSINESS CONTINUITY
Emergency Management Team Global, interdepartmental group empowered to quickly make decisions in response to critical events that affect our employees, facilities, or business operations.	Third Party Risk Management We monitor critical engagements with vendors and partners with access to Company systems or sensitive data for cyber risk to reduce third-party exposure.

Business Continuity Plan Testing

Kelly’s Business Continuity and IT Disaster Recovery programs are tested at least annually and most recently tested in September 2025 and November 2025, respectively. Our document and plan reviews, tabletop exercises, and failover system tests were completed successfully.

Training and Awareness

We train employees on industry-specific cybersecurity threats and tests to identify common attack vectors, including business email compromise, domain spoofing, social engineering, and other phishing techniques.

Cyber and AI Governance

Kelly uses external frameworks, including the NIST AI Risk Management Framework, to assess the Company’s cybersecurity and AI maturity. We also developed internal governance structures to mitigate cybersecurity and AI risks.

External Assessments

Kelly adopted the National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF”) and measures our cyber maturity through an annual assessment by a third-party aligned with NIST SP 800-53 Security and Privacy Controls for Information Systems and Organizations.

Risk Assessment of Employee Compensation Programs

Annually, at its February meeting, the Compensation and Talent Management Committee reviews management’s Compensation Program Risk Assessment Report, prepared by the Company’s compensation group and reviewed by the Company’s General Counsel. The review and update of the Executive Compensation Program Risk Assessment Framework occur, as needed, including review by the independent compensation consultant, to ensure a robust and comprehensive assessment process.

The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following guiding factors:

● Short-and long-term incentive performance measures and equity award types do not encourage excessive risk-taking

● A balanced compensation structure that includes an appropriate mix of fixed and variable cash and equity, with a balance of short-and long-term incentive opportunities

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Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of key metrics; and use annual and long-term measures that complement each other

● Well-designed plans that do not include steep payout curves, uncapped incentive payouts, or misaligned payout timing

● Incentive plans tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

● A thorough and qualitative assessment of the achievement, quality, and sustainability of results

● Benchmarked incentive plan payouts relative to performance, to ensure competitive practices in comparison with a representative peer group and the general industry

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Implementation of risk-mitigating features such as a Clawback Policy and a policy that establishes expected share ownership for executives and directors of shares received from incentive award payouts

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Incentive plan governance includes involvement at a variety of levels, from the Compensation and Talent Management Committee to various corporate functions, including Corporate Governance, Compensation, Finance, HR, Legal, and the Committee’s outside compensation consultant

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Potential risk discussed with the Compensation and Talent Management Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s Annual Proxy Statement

31

Corporate Governance

To assess the risk of employee compensation programs below the executive level, the Company’s Compensation group implemented an internal Governance Committee to review and approve plan design and address any significant issues that arise. The Governance Committee utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider alignment with the Company’s strategy and risks associated with the following elements of the design and implementation of each incentive plan:

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linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

●	modeling, approval, and communication of incentive plans;

●	calculation, audit, approval, and communication of incentive payments; and

●	annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2025 Compensation Program Risk Assessment Report, the Compensation and Talent Management Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

Sustainability and Corporate Responsibility

Kelly recognizes the critical importance of sustainability in addressing environmental and social challenges. Our approach is grounded in effective governance, enterprise risk management, and long-term value creation through an integrated Environmental, Social, and Governance (“ESG”) framework. Within this framework, Kelly’s sustainability strategy is organized around seven core pillars that guide priority-setting, execution, and accountability across the organization.

By embedding sustainability considerations into enterprise risk management and decision-making, Kelly actively mitigates operational, workforce, and client-facing risks, enhancing service continuity and employee well-being across our global operations. These considerations inform decision-making across workforce management, business continuity, operational resilience, and compliance with evolving regulatory and market expectations.

Kelly’s sustainability practices are designed to support effective risk management, operational resilience, and long-term shareholder value, with impact across our workforce, clients, and communities.

32

Corporate Governance

Sustainability Oversight and Governance: The Board of Directors oversees sustainability-related risks and opportunities as part of its broader enterprise risk oversight responsibilities. Oversight is exercised through the full Board and its committees, with management supporting execution through established governance, risk management, and reporting processes.

Senior management reports to the Board on key sustainability topics quarterly as part of the Company’s Enterprise Risk Management program. In addition, the General Counsel reports the results of the ESG Advisory Committee reviews to the Corporate Governance and Nominating Committee annually. These reporting processes ensure that sustainability considerations are integrated into enterprise risk management and board-level decision-making.

See the graphic below for the Company’s sustainability oversight structure and the flow of responsibilities between the Board, its committees, and management.

Environmental Considerations and Climate-Related Risk

As a services-based organization, Kelly’s primary environmental considerations relate to business continuity, workforce safety, and operational resilience. Environmental and climate-related factors are evaluated within the Company’s enterprise risk management framework. This includes physical risks such as extreme weather events that could affect employees, talent, clients, or service delivery. It also encompasses transition risks associated with evolving regulatory requirements, client sustainability priorities, and market expectations.

In 2025, Kelly completed a climate-related financial risk assessment aligned with sustainability disclosure standards issued by the International Sustainability Standards Board (“ISSB”), with oversight integrated into existing governance and risk management processes. In addition, the Company submitted company-wide greenhouse gas emission reduction targets to the Science Based Targets initiative (“SBTi”), supporting a structured approach to measuring and managing environmental impacts over time. Additional information regarding environmental initiatives, metrics, and performance is available in the Company’s annual Corporate Sustainability Report.

Social

Kelly’s noble purpose is to connect people to work in ways that enrich their lives. We are committed to building a more inclusive and equitable workforce by improving access, promoting opportunity, ensuring fair treatment, and supporting advancement for all. Through these efforts, we empower individuals to make valuable contributions where they live and work. Guided by this purpose, our actions generate shared value for employees, clients, and communities alike.

33

Corporate Governance

Human Capital Management: Kelly is a talent solutions company dedicated to connecting people to work in ways that enrich their lives, and our employees are critical to achieving this noble purpose. To compete and succeed in a highly competitive and rapidly evolving market, it is crucial that the Company attract and retain experienced internal employees, as well as the talent we put to work for our customers. As part of these efforts, we strive to offer competitive total rewards programs, promote employee development, foster an inclusive and diverse environment, and give employees the opportunity to give back to their communities and make a social impact.

The Company is committed to the health, safety, and wellness of our employees and talent. The success of our business is fundamentally connected to the well-being of our people. Accordingly, we implement policies and practices that align with applicable laws and regulations and are in the best interest of our employees, talent, and the communities in which we operate.

As of December 28, 2025, we employed approximately 3,600 full-time staff members in the United States and an additional 1,300 in our international locations. Kelly’s retention rates for high-performing and high-potential employees align with our comparable benchmark.

In addition to our internal employees, the company recruits talent on behalf of customers globally. In 2025, we placed approximately 375,000 individuals in positions with our customers. When Kelly remains the employer of record for our employees working at our customer locations, we retain responsibility for all assignments (including ensuring appropriate health and safety protocols in conjunction with our customers), wages, benefits, workers’ compensation insurance, and the employer’s share of applicable payroll taxes, as well as the administration of the employees’ share of these taxes. We also offer our Kelly talent access to competitive health and benefit programs while they are working with us.

34

Corporate Governance

Kelly is committed to providing competitive, fair and fiscally responsible total rewards programs to our employees. Our compensation programs are designed to attract, retain and reward talented individuals with the skills necessary to achieve our strategic goals and create long-term value for our shareholders. We provide employees with competitive compensation opportunities, with strong pay-for-performance linkages that include a mix of base salary, short-term incentives and, in the case of our more senior employees, long-term equity awards. Our programs provide fair and competitive opportunities that align employee and stockholder interests. In addition to cash and equity compensation, we offer employees competitive benefits such as life and health (medical, dental and vision) insurance, paid time off, wellness benefits and defined contribution retirement plans. We review our compensation and benefits programs annually and respond to changes in market practice. For example, recent enhancements to our U.S. benefits program include the addition of a virtual physical therapy program to our medical plans and automatic contribution-escalation in one of our 401(k) Plans. In addition, pay and benefits programs for our international employees align with competitive local practices.

Since 1946, our founder fought to increase women’s access to work, and we’ve continued to be an outspoken advocate for the value temporary and independent workers bring to the workplace. We are committed to promoting exceptional talent from all walks of life. We believe that our talent pool creates a workplace that is conducive to producing more creative solutions, results in better, more innovative products and services, and presents Kelly as a workplace leader, aiding our ability to attract and retain high-performing talent. We focus on fostering a culture of belonging, where everyone feels welcomed and respected and can thrive as we work together. Kelly promotes employee development and internal career mobility to enable our team to achieve their full potential and to ensure we have the evolving workforce capabilities that the future demands.

Sustainability is at the heart of our relationships with our global workforce, suppliers, customers, and other stakeholders. Our programs and initiatives are dedicated to enhancing the well-being of our employees, their families, and the communities they call home. Through strategic investments and a focus on shared values, we strive to drive lasting positive change while fostering sustainable development. We capture and track volunteering efforts through various platforms, empowering employees to engage in social impact initiatives and collaborate with colleagues. Our Kelly Hands & Hearts corporate volunteering program, along with a dedicated paid Volunteer Day, provides additional opportunities for employees to support causes that matter most to them. In 2025, we launched our Global Month of Service, encouraging all employees worldwide to participate in meaningful volunteerism and acts of service. Now a cornerstone of our community engagement, this annual event underscores our dedication to collective impact.

35

Corporate Governance

Supply Chain and Operational Resilience: Third-party and supply chain risks are identified, assessed, and monitored within the enterprise risk management framework, with findings reported to the Audit Committee as part of the ERM team’s quarterly reporting cycle. To support continuity of services, responsible business practices, and operational resilience, the Company proactively monitors critical risks related to its reliance on third parties, including concentration risk, vendor incident notification requirements and response protocols, and audit rights. Kelly also maintains a Supplier Code of Conduct that outlines expectations related to ethics, human rights, child labor, forced and compulsory labor, human trafficking, and compliance with applicable laws. The Company monitors and evaluates supplier adherence to these standards as part of its ongoing third-party risk management process.

Governance

Business conduct and ethics are foundational to Kelly’s sustainability and governance framework. The Company maintains governance practices designed to support ethical conduct, effective risk oversight, regulatory compliance, and long-term value creation.

Code of Business Conduct and Ethics: Kelly maintains a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Code establishes expectations for ethical conduct, legal and regulatory compliance, integrity in business practices, and responsible decision-making. Employees are required to complete annual acknowledgments and related compliance training, and the Company maintains mechanisms for reporting concerns consistent with applicable laws and regulations, including an anonymous reporting hotline.

Cybersecurity and Data Privacy Oversight: Cybersecurity and data privacy are key components of Kelly’s enterprise risk management framework. The Board of Directors, primarily through the Audit Committee, oversees cybersecurity and information security risks, including those that could affect operations, client trust, regulatory compliance, or financial condition.

Management is responsible for implementing cybersecurity policies, controls, and response protocols. The Company’s Chief Information Security Officer leads the Company’s cybersecurity risk management program, guided by the NIST Cybersecurity Framework and informed by regular risk assessments and annual third-party evaluations.

Kelly maintains programs designed to comply with applicable data protection and privacy laws, including the General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”). Employees and relevant vendors complete annual cybersecurity and data privacy training. The Company governs the deployment of artificial intelligence and emerging technologies through a framework that addresses data privacy, security, fairness, and compliance with evolving regulatory requirements.

Governance Practices and Transparency: Kelly’s governance practices promote transparency and accountability in sustainability reporting. The Company measures and discloses its performance in alignment with established frameworks, including the Global Reporting Initiative (“GRI”) and sustainability disclosure standards developed by the International Sustainability Standards Board (“ISSB”), which incorporate the Sustainability Accounting Standards Board (“SASB”) standards and the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations. Kelly also participates in third-party assessments, such as CDP (formerly the Carbon Disclosure Project) and EcoVadis, to provide external perspectives on sustainability practices and performance.

Through these governance practices, Kelly actively manages operational, social, and environmental risks while fostering accountability, integrity, and transparency across the organization. Detailed information regarding programs, metrics, and performance is available in the Company’s Corporate Sustainability Report, which is available on the Company’s website at www.kellyservices.com.

36

Corporate Governance

Director Selection Process

The Corporate Governance and Nominating Committee is responsible for the identification, screening, and recommendation of qualified candidates for nomination by the full Board. The Board of Directors, together with the Corporate Governance and Nominating Committee ensure that: (1) the Board as a whole is composed of the right combination of knowledge, experience, continuity, reputation, and a broad range of perspectives that are pertinent to the Company’s operating environment and strategic direction; (2) the Board maintains the independence and competence to provide the governance and oversight that the Company’s shareholders expect; and (3) there is a seamless transition when a director retires or steps down from the Board. The Board of Directors identifies the collective mix of desired skills, experience, knowledge, and independence for the Board of Directors as a whole and identifies potential opportunities for enhancement in one or more of those areas. The Board considers each current director’s experience, skills, principal occupation, reputation, independence, age, tenure, committee membership, and background, as well as the results of the Board and committee self-evaluations, and feedback. An overview of the Board’s director selection process is provided below.

Evaluate Board Composition

Using the Company’s Corporate Governance Principles, Board Composition Matrix, and Board self-evaluation process, the Committee (or subcommittee) evaluates the size, composition, priorities, and needs of the Board with respect to its desired experience, skills, and the broad range of perspectives in consideration of the Company’s current and anticipated business needs and strategies.

Identification of Potential Candidates

The Committee identifies director candidates through multiple sources, including recommendations from a third-party search firm, suggestions from other directors, and submissions from members of management. When engaging a search firm, the Committee instructs the search firm to provide an initial pool of candidates that reflect a broad range of gender, race, ethnic, and cultural backgrounds, which possess the core qualifications required, and include the specific experience and skills as identified during the evaluation of current board composition.

Evaluation of Candidates

Potential candidates undergo a thorough screening process that includes a review of their qualifications, conflicts of interest, independence, backgrounds, and experience. The candidate pool is then narrowed for individual interviews, followed by a comprehensive review of all interviewed candidates prior to a final nomination decision.

Recommendation	The Committee recommends final candidate(s) to the full Board for appointment.

Review and Appointment by Full Board	The full Board appoints new director(s), who then stand for election by shareholders at the next Annual Meeting.

Director Attendance

We expect directors to attend the Annual Meeting of the Shareholders, all Board meetings, and all meetings of the committees on which they individually serve. All directors attended the 2025 Annual Meeting of Shareholders. The Board held sixteen meetings during 2025. Director attendance averaged 98.4% of the aggregate number of meetings of the Board and the committees on which they served during 2025. The majority of directors attended 100% of all Board and committee meetings on which they individually served in 2025. The independent directors met in executive sessions at which only they were present at least eleven times during 2025.

Size of the Board

Under the Company’s Amended and Restated Bylaws, the number of directors constituting the Board may be fixed by the Board within the range of five to eleven directors. The size of the Board should not exceed the number that, as determined by the Board, will permit it to function efficiently in discharging its duties. There are currently eight members of the Board. Election of all director nominees will result in an eleven-member Board immediately following the Annual Meeting.

37

Corporate Governance

Director Tenure

The Board does not have term or age limits. The Board believes that the contributions and insight of tenured directors into the Company’s operations and strategy outweigh the perceived value of such limits and facilitate Board effectiveness.

Director Service on Outside Public Company Boards

While there is no specified limit on the number of other public company boards on which a director may serve, the number of board memberships is a consideration, along with any other time commitments a director or nominee may have, in determining his or her ability to serve effectively. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and have the intention to serve an appropriate length of time to make a meaningful contribution to the Board and the Company. A director is expected to engage in discussion with the Chair of the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional public company board or accepting an invitation to chair a committee of a public company board on which he or she currently serves.

Director Orientation and Continuing Education

Management, working with the Corporate Governance and Nominating Committee, provides an orientation program for new directors to facilitate integration into their roles. The program acquaints new directors with the Company’s business, history, vision, noble purpose, strategic direction and plans, competitive landscape, core values, Code of Business Conduct and Ethics, Insider Trading Policy, other corporate governance practices, financial, accounting, and risk management matters, key policies, sustainability strategy, senior leadership, and internal and independent auditors. The program consists of, as appropriate, a comprehensive review of background materials, briefings by senior management, and visits to Company facilities. The Board also developed a mentoring program to provide additional support and resources to new directors. Based on the feedback from our directors, we believe this onboarding approach provides new directors with a strong foundation for understanding our businesses, connects directors with members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations.

Directors are also encouraged to participate in continuing director education programs to help them stay current on emerging practices and issues and in carrying out their responsibilities. These programs include formal education sessions with management or third-party subject matter experts that may occur as part of regular Board or committee meetings, and participation in industry forums on business, financial, accounting, legal, and other subjects relevant to the Company’s business. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that provides updates on issues and programs relevant to public companies and their directors.

Board, Committee, and Peer Evaluation

The Board recognizes that a robust and constructive evaluation process is essential to good governance and enhanced effectiveness. The Corporate Governance and Nominating Committee organizes and oversees an annual evaluation by the Board and its committees of their performance. The evaluation facilitates an examination and discussion by the entire Board and each committee of its effectiveness in fulfilling its charter requirements and other responsibilities, its performance as measured against the Company’s Corporate Governance Principles, and areas for improvement. The evaluation also includes individual director assessments, typically in alternating years.

In 2025, the Corporate Governance and Nominating Committee engaged an independent external advisor to conduct Board and committee evaluations. The process included the completion of an online self-evaluation with rated and open-ended questions, with follow-up discussions by the advisor on certain individual responses, as needed. Each of the Board’s eight directors participated in the process. At that time, Messrs. Layden, C. Hunt, J.K. Hunt, Escudero, and Ms. Brock-Kyle had not been named to the Board.

38

Corporate Governance

The typical process includes the following:

1	2
Process is Initiated Committee Chair initiates annual evaluation process with the help of independent external advisor and the Corporate Secretary.

Evaluation

Each director completes an online questionnaire, as distributed by the external advisor, that solicits their opinions regarding the effectiveness of the Board and each committee on which they serve. The external advisor may have follow-up questions for a director, depending upon the responses provided in the questionnaire. The process for obtaining feedback on individual director performance occurs during candid one-on-one interviews between each director and the external advisor, typically in alternating years.

3	4	5

Feedback Analysis

The external advisor aggregates online evaluation results and comments from any oral interviews with directors regarding the full Board, any committee on which the director serves, and peer feedback. Results are compiled on an unattributed basis and analyzed for any trends, including areas of strength or those that need improvement. The external advisor shares results with the Corporate Governance and Nominating Committee Chair.

Review and
Present Findings

The Corporate Governance and Nominating Committee Chair presents the findings to the full Board and each specific committee. Separately, each committee chair leads a discussion with their respective committees on the applicable committee evaluation results and reports on their discussion to the Board.

Follow Up

Based on evaluation findings, the Board and each committee prepare action plans that prioritize areas that require additional consideration. These areas are addressed at subsequent Board and committee meetings and reported back to the full Board where appropriate. The Board and committees regularly monitor the progress of any agreed-upon actions.

In addition to the annual formal evaluation, our Chairman, CEO, Corporate Secretary, and Committee Chairs routinely communicate with directors to obtain real-time feedback. The Board believes that this continuous feedback, along with the formal evaluation process, contributes to its overall strength and ongoing effectiveness.

The following actions have been taken by Kelly’s Board and its committees in response to the evaluation process over the years:

●	management with varying degrees of seniority present to the Board and its committees;

●	director education and presentations on emerging risk areas including artificial intelligence, corporate governance, industry disruptors, and competitors;

●	format of Board meetings was enhanced to allow more time for formal and informal discussions among independent directors;

●	increased opportunities for informal meetings between directors and key executives;

●	increased time for informal director-only gatherings; and

●	Board members added expertise in areas critical to the Company’s business strategy and operations.

39

Corporate Governance

Insider Trading Policy
The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s insider trading policy is filed as Exhibit 19 to the Company’s Annual Report on Form
10-K.
Code of Business Conduct and Ethics
The Board is committed to the highest legal and ethical standards and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and employees. Each year the Company performs a thorough assessment and benchmarking of the Code of Conduct to ensure regulatory compliance and cultural alignment. The Code of Conduct forms the foundation for compliance with corporate policies and procedures and helps individuals recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report any concerns, promote honest and ethical conduct, provide full, fair, and timely disclosure, comply with applicable law and regulations, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest; anti-bribery/anti-corruption; trade compliance; insider trading; corporate opportunities; confidentiality and privacy; external communications; financial reporting and record-keeping; protection and proper use of assets; fair dealing; contract management; acceptable behavior in the workplace; global culture of belonging; corporate sustainability; compliance with laws, rules and regulations; risk tolerance; anti-human trafficking and slavery; health & safety and workplace violence; seeking advice and reporting concerns; outside activities; political contributions; public company reporting requirements; and other policies. The Code of Conduct includes an enforcement mechanism. Each of the Company’s Board members, officers, and employees is required to acknowledge their acceptance of the Code of Conduct.
The full text of the Code of Conduct is on the Company’s website at
kellyservices.com
. This information is also available to any shareholder who requests it from the Company’s Investor Relations department. The Company will disclose future amendments to the Code of Conduct and material waivers of its provisions for its directors and executive officers on its website and/or by filing a current report on Form
8-K
within four business days following the date of amendment or waiver, or such earlier period as may be prescribed by Nasdaq or the SEC.
Related Person Transactions and Certain Relationships
Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or the General Counsel. In addition, directors, executives, and other senior officers must complete a quarterly questionnaire that solicits information regarding any transactions or relationships between themselves, or their immediate family members, and the Company of the types described in Item 404(a) of SEC Regulation
S-K
(“Related Party Transactions”). Directors, executives, and senior officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, according to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other potential conflicts of interest involving directors and executive and senior officers. The Company maintains a formal written policy addressing the reporting, review, and approval or ratification of transactions with related persons.
Arrangements with Controlling Stockholder.
On January 30, 2026, in connection with Hunt becoming the Company’s controlling stockholder, the Company entered into a letter agreement with Hunt providing for certain governance-related arrangements (including the right to designate four (4) members of the Board of Directors, James Christopher Hunt as Chairman of the Board, Angela Brock-Kyle, Edward Escudero, and James K. Hunt, Lead Director, and the inclusion in this Proxy Statement of Proposal 3, among other things. A copy of the letter agreement is filed as an exhibit to the Company’s Current Report on Form
8-K
filed on January 30, 2026. In connection with the same transaction, the Company entered into a registration rights agreement with Hunt, providing Hunt with customary demand and piggyback registration rights with respect to shares of the Company’s common stock held by Hunt.

40

Director Compensation

Our approach to director compensation is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large, complex company and to align the interests of directors with those of shareholders. Compensation levels for our non-employee directors are periodically reviewed for market competitiveness. Non-employee directors receive compensation payments after election by shareholders at the Annual Meeting. Non-employee directors who begin their Board or committee chair service other than at the Annual Meeting receive a prorated amount of annual compensation based on timing of appointment.

Director Compensation Design

The Compensation and Talent Management Committee reviews market benchmarking of non-employee director compensation annually. In 2025, the Compensation Committee engaged its independent compensation consultant to evaluate its non-employee Director compensation, which was last increased in 2024. The consultant conducted a comprehensive review of the most recent proxy filings of the Company’s peer group and general industry data of comparably sized companies to assess the market competitiveness of the Company’s non-employee directors’ compensation. At its meeting following the 2025 Annual Meeting of Shareholders, the Compensation and Talent Management Committee recommended to the Board of Directors that the cash and equity portion of retainers paid to the non-employee Directors, effective beginning May 8, 2025, remain unchanged. The additional retainers associated with the Board leadership positions of Chair of the Audit Committee, Chair of the Compensation and Talent Management Committee, and Chair of the Corporate Governance & Nominating Committee were also maintained. The compensation of our non-employee directors will next be reviewed in 2026, with the assistance of our compensation consultant. The following table illustrates our 2025 non-employee director compensation:

	Annual Base Retainer		Board Leadership Positions - Additional Retainer (Committee Chairs)
	Non-Employee Directors	Chairman of the Board	Audit Committee	Compensation & Talent Management Committee	Corporate Governance & Nominating Committee

Cash	$100,000	$150,000	$20,000	$15,000	$15,000

Equity (Kelly Class A Stock – $ Value)	$150,000	$200,000	—	—	—

Total	$250,000	$350,000	$20,000	$15,000	$15,000

Under the Company’s 2025 Equity Incentive Plan (“EIP”), the Board of Directors must periodically determine the percentage of the base retainer that will be issued to non-employee directors in shares of Class A Common Stock. At the meeting of the Board following the 2025 Annual Meeting of Shareholders, the Board determined that $150,000 of the base retainer would be issued in shares (60%) and $100,000 of the base retainer would be paid in cash (40%). The equity portion of $200,000 and the cash portion of $150,000 were maintained for the Chairman of the Board.

Stock Ownership Requirements

Non-employee directors are subject to a stock ownership requirement that is a minimum fair market value of four times the value of the cash portion of the annual base retainer (which currently equates to $400,000). Although there is no fixed compliance period, new directors are expected to meet the ownership requirements within five years of their appointment date.

41

Director Compensation

Non-Employee Directors Deferred Compensation Plan

The Company established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”). In addition to those fund choices, the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease to be a director of the Company or at a future date that is between one and ten years following the date they cease to be a director of the Company. Non-employee directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two-to-ten-year period.

The following table sets forth the compensation paid during 2025 to the Company’s non-employee directors. Neither Mr. Quigley nor Mr. Layden received compensation for their services as a director in 2025. Messrs. Quigley and Layden’s compensation as President and Chief Executive Officer are disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

2025 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Award Options	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation	Total

Gerald S. Adolph(3)	$115,000	$150,000	—	—	$0	(4)	—	$0

George S. Corona(3)	$100,000	$150,000	—	—	$0	(4)	—	$0

Robert S. Cubbin	$115,000	$150,000	—	—	$0	(4)	—	$0

Amala Duggirala	$100,000	$150,000	—	—	$0	(4)	—	$0

InaMarie F. Johnson(3)	$100,000	$150,000	—	—	$0	(4)	—	$0

Terrence B. Larkin(3)	$150,000	$200,000	—	—	—		—	$350,000

Leslie A. Murphy	$120,000	$150,000	—	—	$0	(4)	—	$0

(1)	Two of our directors deferred the following amounts from their 2025 cash retainer fee: Mr. Adolph – $115,000 and Ms. Duggirala – $100,000.

(2)

Represents the aggregate fair market value of grants awarded on May 8, 2025. Each director received a grant of 11,971 shares of the Company’s Class A Common Stock having a fair market value of $12.53 per share. Each of Messrs. Adolph, Corona, Cubbin, and Mses. Duggirala, and Johnson deferred 100% of their 2025 annual stock grant into deferred common stock units.

(3)	Messrs. Adolph, Corona, Larkin and Ms. Johnson resigned from the Board of Directors effective as of January 30, 2026.

(4)

The amount for each of the following directors was negative: Mr. Adolph ($351,007), Mr. Corona ($198,711), Mr. Cubbin ($291,327), Ms. Duggirala ($110,244), Ms. Johnson ($149,128), and Ms. Murphy ($176,789) and, therefore, is reflected as $0 in the table in accordance with instructions to Item 402(c)(2)(viii) of Regulation S-K.

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Beneficial Ownership of Shares

The following table sets forth, as of March 19, 2026, (i) the beneficial ownership of the Company’s Class B Common Stock by each person known by the Company to own beneficially more than 5% of the Class B Common Stock, and (ii) the beneficial ownership of the Company’s Class A and Class B Common Stock by (a) each director (each of whom is a nominee for election as a director at the Annual Meeting), (b) each of the named executive officers, and (c) all directors, and executive officers, as a group.

	Class B Common Stock

Greater than Five Percent Class B Stockholders	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class

Hunt Equity Opportunities, LLC (“Hunt”)	3,039,940	92.2%

	Class A Common Stock			Class B Common Stock
Directors, Director Nominees, and Named Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percent of Class	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Directors:

Angela Brock-Kyle(3)	6,887		*	100	*

Robert S. Cubbin	75,663	(2)	*	100	*

Amala Duggirala	38,757	(2)	*	-	*

Edward Escudero(3)	6,887		*	-	*

James Chrisotpher Hunt(3)	35,181		*	100	*

James K. Hunt(3)	3,732		*	-	*

Leslie A. Murphy	68,781	(2)	*	100	*

Ryan B. McCrory			*	-	*

Michael J. Wartell			*	-	*

George H. Young III			*	-	*

Named Executive Officers:

Christopher D. Layden (also a director)	372,513		*	-	*

Troy R. Anderson	229,486		*	100	*

Tammy L. Browning (4)	110,830		*	-	*

Vanessa P. Williams	113,340		*	100	*

Nicola M. Soares	76,992		*	-	*

Former Executives

Peter W. Quigley	465,176		*	100	*

All directors, director nominees, and executive officers as a Group (20 persons)	1,805,710		5.4	700	0.0

(1)

This information is based on the Schedule 13D/A filed with the SEC on January 30, 2026, on behalf of the Terence E. Adderley Revocable Trust K (“Trust K”) and the three co-trustees of Trust K. On January 9, 2026, Trust K entered into a Share Purchase Agreement with Hunt, pursuant to which Trust K agreed to sell to Hunt 3,039,940 shares of Class B Stock (representing all of the shares of Class B Stock beneficially owned by Trust K). The Share Sale closed on January 30, 2026, resulting in Hunt becoming the controlling shareholder of Kelly with 92.2% of the Class B Common Stock (see also the Schedule 13D filed with the SEC on January 30, 2026, on behalf of Hunt). As a result of the sale, Trust K, and Trustees, Mr. Larsen and Mr. Parfet no longer beneficially own any shares of Class B Stock. After completion of the Share Sale, Trustee Mr. Curoe no longer is deemed the beneficial owner of Trust K’s shares of Class B Stock, but he may continue to be deemed the beneficial owner of an additional 42,825 shares of Class B Stock held by trusts other than Trust K where Mr. Curoe acts as trustee or co-trustee, including ten trusts holding 100 shares of Class B Stock each, and one trust holding 41,825 shares of Class B Stock.

(2)	Includes 64,833 shares for Mr. Cubbin, 38,757 shares for Ms. Duggirala, and 37,304 shares for Ms. Murphy indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

(3)	Messrs. James Christopher Hunt, James K. Hunt and Edward Escudero, and Ms. Angela Brock-Kyle were appointed to the Company’s Board of Directors effective as of January 30, 2026.

(4)	Ms. Browning separated from the company effective as of March 6, 2026.

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Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward executive officers who are critical to the long-term success of our business. Under these programs, our named executive officers are rewarded for the Company’s financial performance, individual performance, and long-term value creation, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2025 compensation of our named executive officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say-on-pay” proposal, seeks a shareholder advisory vote on our named executive officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company. Our Board of Directors and our Compensation and Talent Management Committee value the opinions of our shareholders and consider the result of the advisory vote in designing and evaluating our executive compensation programs.

44

Compensation Discussion and Analysis

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives. This section describes the material elements of our executive compensation programs, the compensation decisions the Compensation and Talent Management Committee (the “Committee”) made under those programs, key factors considered, and details of the compensation paid to our named executive officers.

2025 Named Executive Officers

Our named executive officers for 2025, as defined by the SEC, were as follows:

Christopher D. Layden President and Chief Executive Officer

Troy R. Anderson Executive Vice President and Chief Financial Officer

*Tammy L. Browning Senior Vice President Group President, Enterprise Talent Management

Vanessa P. Williams Executive Vice President, General Counsel and Corporate Secretary

Nicola M. Soares Senior Vice President and President Education

Peter W. Quigley Former Chief Executive Officer

The Compensation Discussion and Analysis is organized in the following sections:

CD&A Table of Contents

45

Compensation Discussion and Analysis

Name	Biographical Information

Christopher D. Layden President and Chief Executive Officer Age: 42	Mr. Layden was appointed President and Chief Executive Officer of Kelly in September 2025. Before joining Kelly, Mr. Layden served as COO at Prolink, a workforce solutions provider specializing in healthcare, technology, and skilled labor from 2023 to 2025. He also spent nearly two decades at ManpowerGroup in various senior leadership roles, including Vice President, General Manager, Global Industry Leader 2022—2023, Senior Vice President, Manpower North America 2018 – 2022, Vice President, New Ventures 2017 – 2018, Managing Director, Experis Technology Solutions 2016 – 2017, Regional Managing Director, Experis Engineering & Life Sciences 2015 – 2016, Managing Director Experis IT & Engineering 2013 – 2015, Market Leader, Jefferson Wells 2012 – 2013, Client Relationship Director, Jefferson Wells 2006 – 2013, Marketing Manager, Jefferson Wells 2006, Sales Marketing Associate, Jefferson Wells 2005 – 2006, Talent Coordinator 2004 – 2005, and Intern in 2004. Mr. Layden leads Kelly with a customer-centric and growth-focused mindset. He is passionate about Kelly’s iconic brand and its legacy as a pioneer in the staffing industry, and spearheads the company’s specialty strategy by fostering a culture of collaboration, accountability, and purpose.

Troy R. Anderson Executive Vice President and Chief Financial Officer Age: 59	Mr. Anderson became Executive Vice President and Chief Financial Officer on December 2, 2024, after a successful transition of responsibilities with his predecessor. Before joining the Company, he served as Executive Vice President and Chief Financial Officer at Universal Technical Institute, a leading workforce education solutions provider from September 2019 to October 2024. From November 2016 to September 2019, Mr. Anderson was the Global Finance Leader and Corporate Controller for Conduent, Inc., a global business process outsourcing provider, where he managed the financial aspects of a spin-out from Xerox. Prior to his time at Conduent, Mr. Anderson served as Senior Vice President and Chief Financial Officer of the Industry Group at Xerox from 2015 to 2016 and as Director of Investor Relations from 2013 to 2015.

Tammy L. Browning* Senior Vice President, Group President, Enterprise Talent Management Age: 52	Ms. Browning served as Senior Vice President and Group President of Enterprise Talent Management from 2025 until she separated from the Company on March 6, 2026. She previously held a variety of customer- and talent-facing management roles across the organization, ultimately leading the company’s U.S. staffing operations for the West Territory and IT practice. From 2020 to 2025, she served as Senior Vice President and President of KellyOCG. Prior to that, Ms. Browning was Global Vice President of Operations and Managing Director of GTS Talent Fulfillment from October 2018 to July 2020. She originally joined Kelly as Sales Manager in February 2003, progressing through key leadership positions including Branch Manager, West Region Manager, and Americas Product Group Leader. In 2010, she joined a Kelly supplier as Senior Vice President, overseeing all U.S. operations, before returning to Kelly in 2017 with expanded responsibilities and expertise. Recognized for her leadership in the field, Ms. Browning has been named by Staffing Industry Analysts as one of the most influential leaders in staffing, earning spots on both the Staffing 100 North America and Global Power 150 Women in Staffing lists every year since 2020.

Vanessa P. Williams Executive Vice President General Counsel and Corporate Secretary Age: 54	Ms. Williams has served as General Counsel since joining the Company in September 2020 and was appointed Corporate Secretary in October 2023. Ms. Williams oversees the global legal team, procurement, insurance risks, enterprise risk management, physical security and safety, investor relations, and employment compliance. From July 2006 to September 2020 she worked in a variety of roles for IHSMarkit, a London-based global information provider, including Senior Vice President of Legal, Risk, and Compliance; Vice President, Divisional Counsel-Transportation; Vice President, Chief Legal Counsel and Global Privacy Officer (IHS, Inc.); Vice President and Deputy General Counsel and Chief Compliance Officer; Deputy General Counsel; and Associate General Counsel (R.L. Polk & Co.). Ms. Williams currently serves as an independent director and compensation committee chair on the board of Horizon Bank and Horizon Bancorp, Inc. In 2026, Ms. Williams was named one of Crain’s Detroit Business’s Notable Women in Law.

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Compensation Discussion and Analysis

Name	Biographical Information

Nicola M. Soares Senior Vice President President, Kelly Education Age: 57

Nicola Soares, President of Kelly Education since 2011, has led the organization’s transformation into the nation’s most trusted provider of education workforce solutions, expanding its services from substitute staffing to include paraprofessionals, tutors, therapists, and nurses across early childhood to higher education executive search services. Her leadership has also driven the integration of therapeutic and mental health services, aligning healthcare and education to support holistic student success. With more than 20 years of experience, Nicola’s career spans teaching in public schools and influential roles at McGraw-Hill Education and NBC Universal, where she advanced innovative strategies to improve learning outcomes, cementing her reputation as a leader shaping the future of education and workforce solutions.

•	Ms. Browning separated from the Company effective March 6, 2026.

Executive Summary

Our Purpose and Business Model

Kelly’s purpose is to connect people to work in ways that enrich their lives, while creating opportunities for all people to realize their full potential. We are dedicated to removing barriers to employment, ensuring that anyone who is qualified has access to meaningful employment.

Kelly creates pathways allowing talent to thrive. We help our clients find the people they need to succeed, while championing fair and all-encompassing hiring practices. Our commitment is reflected in initiatives like Equity@Work, designed to remove obstacles, open doors, and expand opportunities for all talent.

Kelly’s impact doesn’t stop there. We are devoted to growing and developing a varied ecosystem of supplier partners, empowering them to make a difference in the industry and the marketplace. We support the success of our clients and contribute to a more vibrant ecosystem by nurturing relationships.

Through our efforts, Kelly aims to shape a future where work is accessible to everyone, organizations drive innovation with a holistic talent mindset, and our collective progress is fueled by perspectives of people from all backgrounds.

Kelly’s business model brings together both staffing and outcome-based solutions under a single specialty leader and aggregates assets to accelerate specialty growth and profitability. We believe this specialty structure gives us greater advantages in the market, and we expect our disciplined focus will enable us to achieve greater efficiencies and deliver profitable growth.

CEO Transition

On February 12, 2025, Peter Quigley informed the Company of his intention to retire as President and Chief Executive Officer. During his tenure as CEO, Mr. Quigley led the Company through a period of significant strategic evolution, positioning the Company for its next chapter of growth and transformation. Details of Mr. Quigley’s Separation and Transition Advisory Services Agreement can be found in the “Potential Payments Upon Termination or Change in Control 2025” section below.

On August 7, 2025, the Company announced the appointment of Christopher Layden as President and Chief Executive Officer, effective September 2, 2025. Mr. Layden brings extensive experience in workforce solutions, serving as Chief Operating Officer of Prolink, a workforce solutions provider offering staffing, technology, culture, data, and talent experience solutions throughout the United States. Prior to Prolink, he spent nearly two decades at ManpowerGroup in positions of increasing responsibility, including vice president and general manager, industry verticals. Mr. Layden holds a Bachelor of Arts degree in Philosophy from Boston College. He was also appointed to the Company’s Board of Directors, effective as of his start date.

Mr. Layden’s compensation package reflects the Board’s commitment to attracting and retaining top executive talent while aligning his interests with long-term shareholder value creation. Upon hire, his employment terms included an annual base salary of $1,000,000, a Short-Term Incentive Plan (“STIP”) target opportunity of 125% of earned annual salary (with his 2025 STIP award guaranteed at a minimum of $450,000 to partially offset incentive compensation forfeited upon leaving his prior employer), and beginning with the 2026 grant, eligibility for Long-Term Incentive Plan (“LTIP”) awards with a target opportunity of 250% of annual salary. To facilitate his transition to Kelly Services, Mr. Layden received a one-time cash

47

Compensation Discussion and Analysis

sign-on bonus of $450,000 and a sign-on equity award valued at $4,000,000 in restricted stock, vesting over three years (15% after year one, 35% after year two, and 50% after year three). The grant value of this award considered the outstanding incentive awards that Mr. Layden would be forfeiting and was structured to be an inducement for him to join the Company.

One-time Stock Awards

In 2025, there was a one-time equity award made to Ms. Browning to recognize her leadership and performance with our ETM business transformation. The Committee approved a grant of restricted stock valued at approximately $500,000. These shares were to vest over two years (50% on the first and second anniversary date of the grant), which was made on August 15, 2025. These shares were forfeited upon her separation from the Company.

2025 Business Highlights

The Compensation Committee believes executive compensation decisions should be understood in the context of our overall business performance. The following highlights summarize our key financial and strategic accomplishments in fiscal year 2025 and directly informed the compensation outcomes described in this CD&A.

Kelly reported revenue of $4.3 billion in 2025, down 1.9% compared to the prior year. Excluding the impact of the May 2024 acquisition of MRP, revenue was down 6.2% on an organic basis driven primarily by a 6% decline due to discrete impacts associated with reduced demand for U.S. federal government contractors and from three large commercial customers.

Gross profit decreased 3.4% on lower revenue volume, partially offset by the acquisition of MRP. Excluding the impact from the acquisition, gross profit decreased 9.7%. The gross profit rate decreased 30 basis points to 20.1% and was favorably impacted by the acquisition of MRP. Excluding the acquisition, the gross profit rate declined 70 basis points. The decrease is due primarily to changes in business mix, higher employee-related costs and lower permanent placement revenue. Permanent placement revenue has higher gross profit due to very low direct costs of services and thus has a disproportionate impact on gross profit rates. The gross profit rate decreased in the ETM and SET segments and increased slightly in the Education segment.

The Company reported an operating loss of $69.8 million in 2025 compared to a loss of $15.1 million reported in 2024; both years reflect non-cash impairment charges of $102.0 million and $86.3 million, respectively. Adjusted earnings were $59.3 million in 2025 and $92.1 million in 2024. Adjusted EBITDA of $109.4 million was down 23.8% versus the prior year. Adjusted EBITDA margin was 2.6%, a decrease of 70 basis points versus the prior year driven primarily by near-term gross margin pressure in SET and ETM along with revenue trends and timing of related expense management actions.

The Compensation Committee believes, based on these results, our financial objectives are appropriately reflected in the compensation awarded to our Named Executive Officers for fiscal year 2025, as discussed in detail in the sections that follow.

Key Executive Compensation Program Highlights for Fiscal 2025

We align compensation with long-term shareholder value by ensuring a significant portion of named executive officer pay is performance-based and “at risk.” In 2025, our incentive programs continued to support this philosophy while balancing competitiveness and fiscal discipline. The outcomes for our named executive officers reflect both Company performance and leadership’s strategic focus as Kelly executes its transformation into a high-performing talent solutions firm. The following summarizes key compensation actions and outcomes for fiscal 2025:

●	Performed an annual base salary review for all senior officers with three named executive officers receiving a salary increase in 2025;

●	With respect to our 2025 Short-Term Incentive Plan (“STIP”):

•

Funding for our enterprise participants was 100% on total Company earnings before interest, taxes, depreciation, and amortization $’s (“EBITDA”), while our business unit participants were 50% on total Company EBITDA $ and 25% on business unit gross profit and 25% on business unit EBITDA $.

•

Corporate performance fell below threshold and did not fund under the 2025 STIP. Accordingly, no enterprise-based payouts were earned, and only one named executive officer received a payout based on business unit performance.

●	With respect to long-term incentives “LTI”:

•

The performance-based portion of our 2025 Equity Incentive Plan continued to use two performance metrics measured over three one-year performance periods: 50% weighted on Company Revenue and 50% weighted on Company EBITDA Margin. Performance shares cliff-vest at the end of the three-year period based on the aggregate results of all three annual measurement periods;

48

Compensation Discussion and Analysis

•	year one of the 2025-2027, year two of the 2024-2026 and year three of the 2023-2025 Performance Shares were earned at 53.64% of target for the 2025 assessment period.

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s Proxy Statement each year. In 2025, 99% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

However, we continue to evaluate our executive compensation program and make changes to further align with our strategic priorities and to reward short- and long-term business success. We designed a program that aligns with shareholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to ensure pay for performance and minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans.

Compensation Practices and Policies

Our executive compensation programs are built on strong governance practices that align executive interests with long-term shareholder value creation. The following table illustrates our commitment to thoughtful compensation design and responsible oversight.

●	Align pay with performance using balanced performance measures that are linked to strategic business objectives in short-and long-term incentives

●	Align executive compensation with shareholder returns through performance-based equity incentive awards

●	Annually review performance measures and goals for our short-and long-term incentives by the independent Compensation and Talent Management Committee to ensure we use diversified measures with challenging, but attainable targets

●	Require the achievement of a minimum acceptable level of financial performance for any payment to be made pursuant to the STIP and include caps on payouts

●	Require stock ownership and retention of a portion of equity-based awards by senior officers

●	Hold an annual “say-on-pay” shareholder advisory vote on executive compensation

●	Retain an independent executive compensation consultant to the Compensation and Talent Management Committee
●	Regularly review executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

●	Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

●	Annually review with the Compensation and Talent Management Committee share utilization resulting from our compensation practices

●	Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination

●	Maintain an insider trading policy that requires directors, senior officers, and other designated officers of the Company to contact our General Counsel and Corporate Secretary prior to sales or purchases of common stock

●	Maintain a double trigger for the accelerated vesting provisions under the 2025 Equity Incentive Plan (“Plan”) and the Senior Executive Severance Plan

●	Condition severance benefits for senior officers on compliance with restrictive covenants

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Compensation Discussion and Analysis

●	Provide employment agreements for senior officers (except where standard local practice)

●	Allow directors or senior officers to engage in hedging or pledging of Company securities

●	Allow the repricing or backdating of equity awards

●	Pay dividend equivalents on restricted stock units before achievement of performance hurdle and completion of vesting period

●	Pay dividends on performance share awards
●	Provide tax reimbursements for perquisites or tax gross-ups for excise taxes incurred upon change-in-control

●	Grant incentive awards to senior officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

●	Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

●	Provide excessive perquisites

What Guides Our Program

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short- and long-term business strategy, performance goals, and results. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

Pay-for-Performance Framework

●	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results.

●

Attract and retain exceptional talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term shareholder value.

●	Support achievement of the Company’s vision and strategy.

●	Create an ownership mindset that closely aligns the interests of management with those of shareholders.

●

Provide appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on affordability, managing the sustainability of the business, and mitigation of risk.

The Committee believes that a majority of a senior officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, the Company’s share price performance, as well as the individual’s performance. As a result, senior officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term shareholder value. The Company’s compensation programs provide an incentive for senior officers to meet and exceed performance goals.

Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual and long-term equity incentive awards align the interests of our senior officers with the interests of our shareholders.

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Compensation Discussion and Analysis

Elements of Compensation

The elements of our executive compensation programs listed below support our compensation philosophy:

Compensation Element	Type	Considerations	Objectives	For More Information

Base Salary	Fixed Compensation	• Reviewed annually • Adjusted, when appropriate based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market- comparable jobs	• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified senior officers • Balance risk-taking	Page 60

Short-Term Incentive Plan (STIP)	Variable At-Risk Performance- Based Compensation

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each senior officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

			• Motivate and reward senior officers for achievement of critical near-term performance goals that support the Company’s strategic business objectives	Page 61

Long Term Incentives (LTI)	Time-Based Fixed Compensation	Restricted Stock		Page 65
		• Accounts for 25% for CEO and 40% for other named executive officers of total LTI award opportunity • Shares vest ratably over three years	• Align interests of senior officers and shareholders • Support retention • Support meaningful stock ownership

	Variable At-Risk Performance- Based Compensation	Performance Shares		Page 63

•  Accounts for 75% for CEO and 60% for other named executive officers of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Given the continued complexity of goal setting in the current business environment, financial measures for 2025-2027 LTI awards are established and assessed independently for each of three one-year performance periods (2025, 2026, and 2027) with goals set early in each performance period

•  Drive long-term value creation for shareholders

•  Motivate and reward senior officers for achievement of strategic business objectives over a three-year period

•  Align the interests of senior officers with the long-term interests of the Company and shareholders

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Compensation Discussion and Analysis

Pay Mix

We structure executive compensation so that the senior officer roles have a greater proportion of performance-based pay. The CEO has the highest percentage of at-risk compensation through elevated STIP and LTI targets compared to other named executive officers. At-risk compensation includes annual cash incentives and performance shares contingent upon achieving pre-established performance goals. While restricted shares are not classified as at-risk, they align with shareholder experience by reflecting stock price performance from grant date to vesting. The following charts illustrate the Target Total Direct Compensation mix for our CEO and other named executive officers, including base salary, STIP (at target), restricted shares and performance shares (at target), and excluding one-time awards.

Target Compensation Opportunity Mix

Process for Determining Executive Compensation

The Committee manages the Company’s executive compensation programs, reviewing goals, legal requirement, best practices, and governance trends. The Committee and members of the Board of Directors set the CEO pay, which follows the same structure as other named executive officers (base salary, STIP, and LTI). The CEO does not participate in recommendations or discussions related to his own compensation. Each year, the Committee sets pay for senior officers based on performance, ethics, goal achievement, market comparisons, the recommendations of the CEO, and other factors. It also reviews the costs and benefits of the compensation plans. Under the Kelly Services, Inc. 2025 Equity Incentive Plan, the Committee may delegate its authority to the CEO and/or to other executives to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or Senior Vice Presidents.The CEO shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The responsibilities of the Committee are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

The Committee has exclusive authority to select, retain, and, when appropriate, replace its independent compensation advisor. In early 2025, the Committee undertook a formal request-for-proposal (RFP) process to evaluate the qualifications, independence, and capabilities of several leading advisory firms. As a result of that process, the Committee appointed Pearl Meyer as its new independent compensation consultant, replacing Pay Governance LLC, which served in the role through the first half of 2025.

Under the Committee’s direction:

The Committee’s independent compensation consultant provides market benchmarking on executive pay, incentive design advice, annual CD&A input, peer group composition and shareholder engagement counsel, and director compensation recommendations, and does not provide any other services to the Company. Both firms reported directly to the Committee and operated independently of management. The Committee conducts an annual review of its advisor’s independence in accordance with Nasdaq listing standards. The Committee determined that its compensation consultants were independent and that no conflicts of interest existed in connection with their engagement.

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Compensation Discussion and Analysis

Role of Management

The Committee consults with the CEO and the Chief People Officer to obtain feedback with respect to the strategic direction of our executive compensation programs.

The CEO makes recommendations for each of the executive officers about elements of their total compensation. His recommendations are based on the assessment of each executive officer’s performance, as well as the performance of their respective business or function and other factors. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other executive officers.

In addition, the CFO provides periodic financial updates and information to the Committee to aid in establishing incentive plan goals and determining payout amounts.

The Committee consults with the Corporate Secretary and its independent compensation consultant on matters related to executive and director stock ownership requirements and director compensation.

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies in determining the competitive positioning of our compensation programs. Comparator data is also used as one of several inputs to establish the individual compensation opportunities of each of our senior officers, including the named executive officers.

Each senior officer’s performance is reviewed (see Senior Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries, target STIP, and target LTI opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target LTI) for our named executive officers that are near a competitive range of the median of the market data.

Compensation ultimately earned from these opportunities can vary from the targeted levels based on Company, business unit, and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention, or internal equity considerations. The Company has taken a conservative approach to target long-term incentive opportunities generally below market median for senior officers. This approach supports the Company’s efforts to reduce costs in connection with its investment strategy and its goal to become more profitable.

In setting 2025 target compensation, the Committee performed a competitive executive compensation analysis, which included an analysis of third-party survey data prepared internally by the Company’s executive compensation group, and a peer group review of CEO and CFO pay prepared by the independent compensation consultant. Third-party general industry survey data from Aon, Pearl Meyer, and WTW were used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The independent compensation consultant reviewed the survey analysis for the Committee.

The Committee and management were supported by the independent compensation consultant in the second half of 2024 in developing a group of peer companies to be used for market comparison purposes in terms of CEO and CFO pay levels and executive pay practices. We do not believe many companies compete directly with us in all areas of our business or are of similar size. However, in order to have a reference group of publicly traded comparators, the independent compensation consultant identified a group of relevant companies that compare to Kelly in at least some areas of our business. The resulting group of twelve comparator companies consists solely of staffing and HR-focused companies with generally similar annual revenues and recent market cap. The majority are multi-national/ global companies headquartered in U.S. The following group of companies includes direct peers and a balanced mix of some significantly smaller and larger companies in similar industries and was unchanged from last year. The peer group was used by the Committee and management as another reference point when assessing 2025 executive pay practices and CEO and CFO pay levels:

2025 Peer Group

● Korn Ferry	● Barrett Business Services, Inc.	● ManpowerGroup Inc.

● Adecco Group AG	● Heidrick & Struggles International, Inc.	● Randstad NV

● AMN Healthcare Services, Inc.	● Insperity, Inc.	● Robert Half International Inc.

● ASGN Inc.	● Kforce Inc.	● TrueBlue, Inc.

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Compensation Discussion and Analysis

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining senior officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for senior officers.

In addition to Market Data and for use as background information, management provides the Committee with comprehensive detail illustrating historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding award opportunities.

The Committee reviews this detail for the senior officers and believes it is useful multi-year reference information, along with other perspectives, when making compensation decisions to reflect the Company’s executive compensation philosophy and performance.

Senior Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive review of performance, leadership development initiatives, and succession planning for senior officers. Combined, these processes are used to identify, develop, and evaluate the Company’s senior officers.

The Chief People Officer, with input from the CEO, prepares detailed executive performance review information for each of the senior officers, including named executive officers (other than the CEO). The performance review information for each of the senior officers includes key annual initiatives, performance results, and development opportunities. The CEO reviews the performance of the other senior officers and presents their individual performance assessments, development plans, and succession strategies to the Committee.

During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. Senior officers are not present during the discussion of their performance by the Committee. The Committee uses each executive’s individual performance assessment, the compensation analysis discussed in the previous section, and the recommendations of the CEO, to determine compensation for the senior officers.

As our CEO joined Kelly in September 2025, at the November meeting, he presented the progress of his onboarding plan and the Committee provided feedback.

Periodic sessions are held to discuss talent and development for multiple levels of the organization, increasing transparency and understanding of talent across leadership teams and business units. Development plans are crafted to prepare emerging talent for future opportunities, including stretch assignments, formal training, experiential learning opportunities and formal coaching.

The Board approves the Company’s executive succession plan annually, including updates, and in connection with the performance assessments. The plan includes all executives at the senior officer level, as well as their potential successors from within the Company in the event of an emergency or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments, and a review of the health and unique attributes of succession pipelines.

Compensation Programs: Decisions and Actions in 2025

Base Salary

We set base salaries for named executive officers within a competitive range of market median to attract and retain talent. Based on November 2025 Market Data, our named executive officers’ base salaries were, on average, within this competitive range. Base salary is one component of target total direct compensation and may be adjusted to achieve overall compensation objectives.

The Committee reviews the base salaries annually (or when duties change) considering role scope and responsibilities, individual experience and performance, Market Data positioning, internal pay equity, CEO recommendations, and the Company’s salary adjustment budget.

Annual total compensation reviews for all employees, including the named executive officers, typically occur in the first quarter of the year. The Company performed a compensation review which resulted in three named executive officers receiving a base salary increase, to better align with market and overall scope of their roles, for 2025.

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Compensation Discussion and Analysis

In consideration of the factors noted above the following base salaries for the named executive officers were approved by the Committee in 2025:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Adjustment%

Christopher D. Layden	—	$1,000,000	0.0%

Troy R. Anderson	$650,000	$650,000	0.0%

Tammy L. Browning	$421,000	$463,000	10.0%

Vanessa P. Williams	$500,000	$525,000	5.0%

Nicola M. Soares	$410,000	$422,000	2.9%

Former Executives

Peter W. Quigley	$975,000	$975,000	0.0%

Notes:

•	Amounts represent base salaries in effect on December 31 of each applicable year;

•	Amount for Mr. Layden’s 2025 base salary reflects the terms of his offer of employment.

Short Term Incentive Plan (“STIP”)

The Committee believes named executive officers should earn a meaningful portion of total compensation through annual performance-based incentives. STIP target opportunities increase with the executive’s level responsibility and influence on corporate performance, encouraging achievement short-term goals that align with corporate strategy and improvement of shareholder value.

STIP targets are set as a percentage of base salary, generally near market median, and may vary based on individual factors and internal equity. Payouts range from 0% to 200% of target based on achievement of annual performance goals.

As part of the Company’s compensation review of overall compensation opportunity, two named executive officers received STIP target opportunity increases, to better align with market and overall scope of their roles, for 2025.

The following STIP target percentage opportunities for the named executive officers were approved by the Committee in 2025:

The following table shows the 2024 and 2025 STIP target opportunities, as a percentage of base salary, for our named executive officers:

Named Executive Officer	2024 STIP Target %	2025 STIP Target %

Christopher D. Layden		125%

Troy R. Anderson	85%	85%

Tammy L. Browning	55%	60%

Vanessa P. Williams	75%	75%

Nicola M. Soares	55%	60%

Former Executives

Peter W. Quigley	120%	120%

In the months leading up to year-end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2025, the Committee approved the use of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) as the measure for the corporate component of the STIP. The Committee selected this financial measure for the STIP because it aligned with business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and line of sight for the named executive officers.

Payout for threshold performance under the corporate component of STIP is set at 50% of a named executive officer’s target payout opportunity, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the named executive officers. Performance above target earns incentive payouts above target and up to the maximum of 200% of target.

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Compensation Discussion and Analysis

Performance measures used for purposes of funding STIP are the same as defined in the Company’s GAAP financial statements, excluding as determined by the Committee special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items.

In February 2025, the Committee determined and approved threshold, target, and maximum performance goal levels for the 2025 STIP. The threshold goal was set at a level for which the Committee believed it was appropriate to start earning incentives. At expected performance levels the target goal was set at the budgeted EBITDA.

Maximum goals were set at significant stretch levels, which the Committee believed warranted the earning of 200% of target payouts. For the 2025 STIP, funding for Messrs. Layden, Quigley, Anderson, and Ms. Williams was based 100% on corporate measures. Funding for Ms. Browning and Ms. Soares were based 50% on corporate measures and 50% on individual business segment measures. Straight-line interpolation occurs for the achievement of performance between the specified financial performance goals shown below. Participants also had an individual performance component which is funded (30%) from the financial performance results. The individual performance payout can be adjusted upward or downward based on

Objectives, Goals, Strategies, Measures (“OGSMs”) and other financial and non-financial considerations. The goals at threshold, target, and maximum for the 2025 STIP, as well as resulting performance for the measure of the corporate component were as follows:

		2025 Performance Goals
Corporate Component	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Performance	2025 Payout (% of Target)

EBITDA $	100%	$144.8	$170.4	$213.0	$109.4	0.0%

$ in millions						0.0%

Tammy L. Browning

Ms. Browning’s STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which he was accountable. Performance results for each of Ms. Browning’s measures are as follows:

		2025 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Performance	2025 Payout (% of Target)

Corporate Component Performance Measures	50%	$144.8	$170.4	$213.0	$109.4	0.0%

Business Unit Gross Profit ($)	25%	$393.2	$462.6	$578.3	$392.8	0.0%

Business Unit EBITDA ($)	25%	$55.2	$64.9	$81.2	$27.5	0.0%

$ in millions	100%					Weighted Payout 0.0%

Nicola M. Soares

Ms. Soares’ STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which she was accountable. Performance results for each of Ms. Soares’ measures are as follows:

		2025 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2025 Performance	2025 Payout (% of Target)

Corporate Component Performance Measures	50%	$144.8	$170.4	$213.0	$109.4	0.0%

Business Unit Gross Profit ($)	25%	$135.5	$159.4	$199.2	$147.0	92.2%

Business Unit EBITDA ($)	25%	$43.3	$50.9	$63.6	$46.2	90.7%

$ in millions	100%					Weighted Payout 35.8%

Under the terms of the STIP, the Committee retains the right in its discretion to adjust a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for named executive officers, outside of the aforementioned parameters. STIP awards made in 2025 to named executive officers are subject to the Company’s Clawback Policy.

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Compensation Discussion and Analysis

As discussed above, 2025 corporate performance fell below threshold levels under the STIP design and therefore did not fund. As a result, enterprise-based participants did not earn payouts under the plan. Ms. Soares, whose STIP opportunity was weighted 50% to corporate performance and 50% to business unit performance, earned a payout equal to 35.8% of target based solely on business unit results, resulting in a payment of $89,816. Pursuant to his employment agreement, Mr. Layden received a guaranteed 2025 STIP payment of $450,000, which was structured to compensate him for incentive compensation forfeited upon leaving his prior employer. No other named executive officers earned a payout under the 2025 STIP.

Long-Term Incentives (“LTI”)

The 2025 Equity Incentive Plan (“Plan”) rewards participants for achieving long-term growth and profitability goals while supporting our retention objectives and aligning executive interests with shareholders. The Plan allows for equity and non-equity awards to key employees.

The Committee believes that the executive compensation programs should include strong alignment between pay and performance, with a significant portion of “at risk” pay. To reinforce pay-for-performance alignment, the Committee weights LTI awards heavily toward performance shares. In 2025, the CEO’s LTI grant was 75% performance shares (at target) and 25% restricted stock, while other named executive officers received 60% performance shares (at target) and 40% restricted stock. The number of shares granted is determined by dividing the target value by the stock price on the grant date, as shown in the “Grants of Plan-Based Awards” table.

Performance measures align with the Company’s GAAP financial statements, excluding special items determined by the Committee such as: changes in accounting principles, acquisition or divestiture-related gains/losses or budget changes, restructuring expenses, and other unusual items quantified in the financial statements or footnotes to the Form 10-K. Adjustments apply only to unbudgeted items.

LTI grants and any performance-based awards made under the Plan are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide the named executive officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established and goals for specified performance measures.

	Threshold	Target	Maximum

Payout as a % of Target	50%	100%	200%

Threshold goals are typically set at levels the Committee believes appropriate to start earning incentives. Target goals are set at budgeted levels, which are considered “challenging but achievable”. Maximum goals are set at significant stretch levels which the Committee believes warrant the earning of two times target payout. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum. Performance awards are granted in the form of Performance Share Units, which are not eligible for dividends or dividend equivalents.

For the 2025-2027 performance share grant, the two equally weighted financial measures, revenue growth and EBITDA margin, are measured based on one-year goals established at the beginning of each performance period (2025, 2026, and 2027) that are set in the beginning of each performance period. This design allows the Committee to establish goals annually in light of evolving business conditions, supporting meaningful goals that drive profitable growth in unpredictable economic climate. In February 2025, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for 2025. At the end of the 2025 performance period in early 2026, results for each of the two financial measures determined the achievement and earning of shares for one-third of the award opportunity. For the 2026 performance period, goals will be approved in early 2026 with results being reviewed in early 2027, and the 2027 performance period goals will be approved in early 2027. Any earned shares will vest 100% upon Committee approval in February 2028.

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Compensation Discussion and Analysis

The following target number of performance shares were awarded to the named executive officers in 2025:

Target Number of 2025-2027 Performance Shares Awarded
Name	Financial Measures		Total Number of Performance Shares @ Target
	Revenue Growth	EBITDA Margin

Troy R. Anderson	21,764	21,764	43,528

Tammy L. Browning	7,048	7,048	14,096

Vanessa P. Williams	14,509	14,509	29,018

Nicola M. Soares	6,864	6,864	13,728

Former Executives

Peter W. Quigley	68,011	68,011	136,022

Performance share awards are generally forfeited upon termination of employment unless the executive qualifies for certain exceptions, including retirement, disability, death, or termination without cause. In those cases, awards may be prorated based on actual performance. In the event of a qualifying termination in connection with a change in control, performance shares vest at target. Additional detail is provided in the “Potential Payments Upon Termination or Change in Control” section below.

2023-2025 Long-Term Incentive Performance Results – Year 3

The 2023-2025 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2025, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2025 portion of the award opportunity. During its February 10, 2026 meeting, the Committee approved the results for the 2025 performance year. Earned shares vested 100% upon Committee approval. Aggregate funding for all performance measures during the 2025 performance year was 53.64% of target. The final performance results for the 2025 performance year are provided in the following chart:

Financial Performance Measures	Weighting	2025 Performance Goals			2023 Year 3 Actual Results	Payout as % of Target
		Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,266.0	$4,740.0	$5,214.0	$4,334.9	57.27%

EBITDA Margin	50.0%	2.88%	3.60%	4.32%	2.88%	50.00%

$ in millions				Weighted Payout:		53.64%

(1)	2025 performance amount includes adjustments for considerations approved by the Committee.

As a result of the above level of achievement for each of the performance measures for year 3 of the 2023-2025 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 3 Performance Shares Earned
	Payout as % of Target: 57.27%		Payout as % of Target: 50.00%
Name	Year 3 Target # of Shares	Year 3 # of Shares Earned	Year 3 Target # of Shares	Year 3 # of Shares Earned

Tammy L. Browning	1,877	1,075	1,877	939	2,014

Vanessa P. Williams	2,584	1,480	2,584	1,292	2,772

Nicola M. Soares	1,713	981	1,713	857	1,838

Former Executive

Peter W. Quigley	17,546	10,049	17,546	8,773	18,822

Note: Based on the hire dates for Messrs. Layden and Anderson, they are not participating in the 2023-2025 LTI award.

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Compensation Discussion and Analysis

2024-2026 Long-Term Incentive Performance Results – Year 2

The 2024-2026 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2025, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2025 portion of the award opportunity. During its February 10, 2026 meeting, the Committee approved the results for the 2025 performance year. Earned shares will vest 100% upon the third anniversary of the grant (February 2027). Aggregate funding for all performance measures during the 2025 performance year was 53.64% of target (as shown in the 2025 Performance Goals table above).

As a result of the above level of achievement for each of the performance measures for year 2 of the 2024-2026 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 2 Performance Shares Earned
	Payout as % of Target: 57.27%		Payout as % of Target: 50.00%
Name	Year 2 Target # of Shares	Year 2 # of Shares Earned	Year 2 Target # of Shares	Year 2 # of Shares Earned

Tammy L. Browning	1,445	828	1,445	723	1,551

Vanessa P. Williams	2,853	1,634	2,853	1,427	3,061

Nicola M. Soares	1,384	793	1,384	692	1,485

Former Executive

Peter W. Quigley	13,514	7,739	13,514	6,757	14,496

Note: Based on the hire dates for Messrs. Layden and Anderson, they are not participating in the 2024-2026 LTI award.

2025-2027 Long-Term Incentive Performance Results – Year 1

As described above, the 2025-2027 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2025, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2025 portion of the award opportunity. During its February 10, 2026 meeting, the Committee approved the results for the 2025 performance year. Earned shares will vest 100% upon the third anniversary of the grant (February 2028). Aggregate funding for all performance measures during the 2025 performance year was 53.64% of target (as shown in the 2025 Performance Goals table above).

As a result of the above level of achievement for each of the performance measures for year 1 of the 2025-2027 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 1 Performance Shares Earned
	Payout as % of Target: 57.27%		Payout as % of Target: 50.00%
Name	Year 1 Target # of Shares	Year 1 # of Shares Earned	Year 1 Target # of Shares	Year 1 # of Shares Earned

Troy R. Anderson	7,254	4,154	7,254	3,627	7,781

Tammy L. Browning	2,349	1,345	2,349	1,175	2,520

Vanessa P. Williams	4,836	2,770	4,836	2,418	5,188

Nicola M. Soares	2,288	1,310	2,288	1,144	2,454

Former Executive

Peter W. Quigley	22,670	12,983	22,670	11,335	24,318

Note: Based on the hire date for Mr. Layden, he is not participating in the 2025-2027 LTI award.

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Compensation Discussion and Analysis

Restricted Stock

The Committee considers restricted stock to be an effective vehicle to support the Company’s long-term compensation objectives:

●	alignment with shareholder interests;

●	facilitate retention through an extended pro rata vesting structure; and

●	support meaningful stock ownership.

At its February 11, 2025 meeting, the Committee approved restricted stock grants for senior officers, including the named executive officers (except for Mr. Layden due to his hire date), which vest ratably over three years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% for the CEO and 40% for all other senior officers’ target long-term incentive grant. The Company believes that restricted stock is an important component of total compensation for our named executive officers and the three-year, pro rata vesting feature supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards is forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

Governance of Executive Compensation Programs

Executive Stock Ownership and Retention Requirements

The Committee implemented minimum stock ownership and retention requirements to encourage meaningful stock ownership by the Company’s executives that aligns their interests more closely with shareholders’ interests. Annually, the Committee reviews the named executive officers stock holdings for achievement of the stock ownership requirements. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with current market practice and those of our peers, as determined by research performed by the independent compensation consultant. The requirements are expressed as a multiple of base salary for each level of senior officer, as shown in the table below.

2025 Minimum Stock Ownership Requirements
Multiple of Base Salary

CEO	EVP	Other Senior Officers

6x	3x	1x-1.5x

Under the ownership requirements, senior officers are required to hold (50%) of the after-tax shares acquired upon equity award vesting until compliance with the stock ownership requirements is achieved.

Shares counted toward achievement of ownership requirements include: directly owned shares, shares held by family or trusts, and 100% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares.

Although there is no fixed compliance period, new senior officers will likely reach the requirements within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a senior officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of February 10, 2026, all named executive officers have met their stock ownership requirement, except Mr. Layden. Mr. Layden was appointed President and CEO of the Company, effective September 2, 2025, is in the process of accumulating shares toward his applicable requirement.

Incentive Compensation Recovery (“Clawback”) Policy

The Company has maintained a Clawback Policy since 2011 and expanded its application in 2019 to include all senior officers. In 2023, the Company amended the policy to comply with SEC Rule 10D-1 under the Securities Exchange Act of 1934 and applicable Nasdaq listing standards.

60

Compensation Discussion and Analysis

The policy applies to incentive-based compensation received by current and former executive officers, including all senior officers. If the Company is required to prepare an accounting restatement due to material non-compliance with federal securities laws, the Company will recover, on a no-fault basis and to the fullest extent permitted by law, incentive-based compensation received during the three completed fiscal years preceding the date the Company is required to prepare the restatement to the extent such compensation exceeds the amount that would have been received based on the restated financial results.

The Clawback Policy is incorporated into the Company’s Insider Trading Policy and Section 16 Compliance Procedures.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s directors and all employees, including the named executive officers, from engaging in hedging, monetization or other derivative or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The 2025 Equity Incentive Plan does not allow the pledging, sale, assignment, or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the named executive officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Perquisites

A modest level of perquisites is available to named executive officers:

Perquisite	Benefit	Usage in 2025

Executive Physical	To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior officers may also use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those senior officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Three named executive officers utilized the formal executive physical program in 2025.

Vacation Facility	Company-owned condominium is available on a limited basis to employees at the Vice President level and above.	One named executive officer used the vacation facility in 2025.

Note: The company owned condominium was sold in 2025 and therefore this benefit is no longer available.

The aggregate amount of perquisites provided in 2025 for Messrs. Layden and Anderson and Mses. Browning, Williams and Soares, were less than $10,000 and therefore only the perquisites for Mr. Quigley are reported in the Summary Compensation Table.

Senior Executive Severance Plan

To promote leadership continuity and retention, the Company maintains a Senior Executive Severance Plan (“Severance Plan”) which was established effective March 31, 2017 and expanded in 2021 to include additional senior officers. For 2025, all active

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Compensation Discussion and Analysis

named executive officers participated in the Severance Plan. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in “Potential Payments Upon Termination or Change in Control 2025” (below). The Plan does not provide excise tax gross-ups to participants under Section 280G of the Code.

The Company’s 2025 Equity Incentive Plan provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control (e.g., “double trigger”), which is also explained in Potential Payments Upon Termination or Change in Control.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability, or death, or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible named executive officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible named executive officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the “Potential Payments Upon Termination or Change in Control 2025” section of this Proxy Statement.

Tax Considerations: Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the CEO, CFO, and other three highest paid executives listed in the Summary Compensation Table or were listed in the Summary Compensation Table in any preceding year after 2016. Prior to 2018, the Company’s incentive compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective with the Tax Cuts and Jobs Act that was enacted in December 2017, the corporate tax deduction previously available for performance-based compensation above $1 million for current or former named executive officers was eliminated. This means that pay to each current or former named executive officer in excess of $1 million is no longer tax deductible. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or shareholder approval for this purpose. However, management and the Committee currently intend to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

Compensation and Talent Management Committee Report

Prior to and at the Special Board of Directors meeting held on March 17, 2026, the Compensation and Talent Management Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation and Talent Management Committee of the Board of Directors.

THE COMPENSATION AND TALENT MANAGEMENT

COMMITTEE

ROBERT S. CUBBIN, CHAIR

EDWARD ESCUDERO

CHRIS HUNT

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2025 Executive Compensation Tables

Summary Compensation Table 2025

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2),(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5)(6) ($)	Total ($)

Christopher D. Layden President and Chief Executive Officer	2025	307,692	450,000	4,000,003	—	450,000	—	—	5,207,696

Troy R. Anderson	2025	650,000	—	938,019	—	—	—	32,500	1,620,519

Executive Vice President and Chief Financial Officer	2024	125,000	750,000	3,499,998	—	63,000	—	3,750	4,441,748

Tammy L. Browning Senior Vice President and Group President Enterprise Talent Management	2025	461,869	—	803,765	—	—	—	30,945	1,296,579

Vanessa P. Williams	2025	518,173	—	625,333	—	—	—	5,763	1,149,270

Executive Vice President General Counsel and Secretary	2024	493,269	—	579,220	—	250,000	—	25,641	1,348,130
	2023	473,827	—	400,835	—	325,000	—	26,122	1,225,784

Nicola M. Soares	2025	418,723	—	295,838	—	89,816	—	21,285	825,662

Senior Vice President and President Education	2024	403,081	—	481,165	—	220,000	—	20,984	1,125,229

Former Executives

Peter W. Quigley	2025	884,135	—	2,321,887	—	—	—	121,131	3,327,152

Former President and Chief Executive Officer	2024	954,808	—	2,381,060	—	675,000	—	117,571	4,128,439
	2023	900,000	—	2,160,522	—	1,015,200	—	87,702	4,163,424

(1)

Represents 2025, 2024, and 2023 actual base salary earnings. Mr. Layden was hired as President and Chief Executive Officer in 2025. Ms. Browning was not a named executive officer in 2024 and 2023 and Ms. Soares was not a named executive officer in 2023.

(2)

The grant date fair values reported for 2025 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to all named officers on February 11, 2025 is $13.44. The MV for Performance Shares granted to all named officers on February 11, 2025 is $12.59. The MV for the Restricted Stock granted to Ms. Browning on August 15, 2025, is $14.03. The MV for the Restricted Stock granted to Mr. Layden on September 15, 2025, is $13.78

(3)

The maximum number of shares and award value for Performance Share awards for the 2025-2027 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $12.59 for shares granted February 11, 2025.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares

Christopher D. Layden	—	—

Troy R. Anderson	87,056	1,096,035

Vanessa P. Williams	58,036	730,673

Tammy L. Browning	28,192	354,937

Nicola M. Soares	27,456	345,671

Former Executive

Peter W. Quigley	272,044	3,425,034

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2025 Executive Compensation Tables

(4)

Amounts for named executive officers include company matching contributions to the Management Retirement Plan (“MRP”) and Medicare tax gross-ups on those MRP contributions. (See table below.) The total value of perquisites provided to each named executive officer (other than Mr. Quigley) in 2025 was less than $10,000 and, in accordance with reporting regulations, was not required to be included in this table. Mr. Layden did not receive performance shares due to his hire date.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	Transition Advisory Services	Total All Other Compensation

Christopher D. Layden	—	—	—	—

Troy R. Anderson	32,500	—	—	32,500

Vanessa P. Williams	5,182	581	—	5,763

Nicola M. Soares	20,936	349	—	21,285

Tammy L. Browning	30,594	351	—	30,945

Former Executive

Peter W. Quigley	77,957	2,789	40,385	121,131

(5)

The amount reported for Mr. Quigley includes his continued pay as a consultant in 2025 and any additional compensation presented in the Potential Payments Upon Termination or Change in Control 2025 section.

Grants of Plan-Based Awards 2025(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units(5) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Grant Date(2)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Christopher D. Layden	STIP		192,308	384,615	769,231
	9/15/2025								290,276	4,000,003

Troy R. Anderson	STIP		276,250	552,500	1,105,000
	2/11/2025					21,764	43,528	87,056		548,018

	2/11/2025								29,018	390,002

Tammy L. Browning	STIP		138,561	277,122	554,243

	2/11/2025					7,048	14,096	28,192		177,469

	2/11/2025								9,397	126,296
	8/15/2025								35,638	500,001

Vanessa P. Williams	STIP		194,315	388,630	777,260

	2/11/2025					14,509	29,018	58,036		365,337

	2/11/2025								19,345	259,997

Nicola M. Soares	STIP		125,617	251,234	502,468

	2/11/2025					6,864	13,728	27,456		172,836

	2/11/2025								9,152	123,003

Former Executives

Peter W. Quigley	STIP		530,481	1,060,962	2,121,923
	2/11/2025					68,011	136,022	272,044		1,712,517
	2/11/2025								45,340	609,370

(1)	The Company has not granted stock options since 2004, including 2025. Accordingly, this column has been eliminated from the table.

(2)

Long-term incentive grants to named executive officers, consisting of Restricted Stock Awards/Units and Performance Shares, were approved by the Committee at its February 11, 2025, meeting for all named executive officers and consent in lieu of a meeting for Mr. Layden and Ms. Browning.

(3)

Shown are the Threshold, Target, and Maximum payouts for which each executive was eligible under our STIP with respect to fiscal 2025 performance. Amounts earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further details regarding actual 2025 STIP awards appear in the Compensation Discussion & Analysis.

(4)

Performance Shares granted in 2025 are earned based upon achievement of two financial measures. These two measures are equally weighted. Achievement of a threshold level of performance on either measure results in 50% of the target shares for that measure being earned. Achievement of the target level of performance on either measure results in 100% of the target shares for that measure being earned. Achievement of the maximum level

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2025 Executive Compensation Tables

performance on either measure results in 200% of the target shares for that measure being earned by the named executive officer. Achievement between these levels for each measure is interpolated on a straight-line basis.

(5)

Restricted Stock Awards/Units granted on February 11, 2025 vest ratably on each of the first three anniversaries of the date of grant (33.3% per year). Restricted Stock Awards granted to Ms. Browning on August 15, 2025 will vest ratably on each of the first two anniversaries of the dates of grant (50% per year). Restricted Stock Award granted to Mr. Layden on September 15, 2025 will vest on the anniversary date of the grant over three years as follows: 15% in 2026, 35% in 2027, and 50% in 2028.

(6)

The grant date fair values reported for 2025 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to all named officers on February 11, 2025 is $13.44. The MV for Performance Shares granted to all named officers on February 11, 2025, is $12.59. The MV for the Restricted Stock granted to Ms. Browning on August 15, 2025, is $14.03. The MV for the Restricted Stock granted to Mr. Layden on September 15, 2025, is $13.78.

Outstanding Equity Awards at Fiscal Year End 2025(1)

		Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Christopher D. Layden	2025	290,276	2,499,276	—	—
	2024	—	—	—	—
	2023	—	—	—	—
	2022	—	—	—	—
	2021	—	—	—	—
Troy R. Anderson	2025	36,799	316,839	29,020	249,862

	2024	86,122	741,510	—	—
	2023	—	—	—	—
	2022	—	—	—	—
	2021	—	—	—	—
Tammy L. Browning	2025	47,555	409,449	9,398	80,917

	2024	17,438	150,141	2,892	24,900
	2023	9,235	79,513	—	—
	2022	755	6,501	—	—
	2021	—	—	—	—
Vanessa P. Williams	2025	24,533	211,229	19,346	166,569

	2024	14,994	129,098	5,708	49,146
	2023	12,711	109,442	—	—
	2022	1,190	10,246	—	—
	2021	—	—	—	—
Nicola M. Soares	2025	11,606	99,928	9,152	78,799

	2024	17,119	147,395	2,774	23,884
	2023	8,429	72,574	—	—
	2022	715	6,156	—	—
	2021	—	—	—	—
Former Executive

Peter W. Quigley	2025	69,658	599,755	90,682	780,772

	2024	61,988	533,717	27,034	232,763
	2023	73,547	633,240	—	—
	2022	5,307	45,693	—	—
	2021	—	—	—	—

(1)

The Company did not grant stock options during the 2025 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

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2025 Executive Compensation Tables

(2)

All outstanding Restricted Stock Awards/Units granted before 2023 vest ratably over four years. Restricted Stock Awards/Units granted in 2023 and after vest ratably over three years, with the exception of Mr. Quigley’s and Ms. Soares October 15, 2024, awards which have a two-year cliff vest, Mr. Anderson’s October 15, 2024, award which has a two-year ratable vest, Ms. Browning’s August 15, 2025 award which has a two-year ratable vest, and Mr. Layden’s September 15, 2025 award which vests 15% on the first anniversary, 35% on the second anniversary and 50% on the third anniversary. The number of outstanding shares has been determined as of December 28, 2025, the last day of the Company’s fiscal year 2025.

(3)

Performance results for the first, second and third year of the 2023-2025 LTI are reflected in these totals, which is detailed above in the “2023-2025 Long-Term Incentive Performance Results” section. Performance results for the first and second year of the 2024-2026 LTI are reflected in these totals, which is detailed above in the “2024-2026 Long-Term Incentive Performance Results” section. Performance results for the first year of the 2025-2027 LTI are reflected in these totals, which is detailed above in the “2025-2027 Long-Term Incentive Performance Results” section.

(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2025 fiscal year, December 26, 2025 ($8.61).

(5)

Performance Shares granted in 2023, 2024, and 2025 are earned based upon achievement of selected financial measures over three one-year periods. If the minimum or threshold performance is not attained, the performance shares will be forfeited. The table includes the 2024 Performance Shares year three and the 2025 Performance Shares years two and three, at target.

Option Exercises and Stock Vested 2025

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Christopher D. Layden	—	—	—	—

Troy R. Anderson	—	—	86,122	1,067,913

Tammy L. Browning	—	—	13,035	177,929

Vanessa P. Williams	—	—	20,809	284,741

Nicola M. Soares		—	12,271	167,552

Former Executive

Peter W. Quigley	—	—	84,205	1,148,906

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2025

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)

Christopher D. Layden	—	—	—	—	—

Troy R. Anderson	65,000	32,500	12,280	—	120,749

Tammy L. Browning	61,187	30,594	78,798	—	678,277

Vanessa P. Williams	10,364	5,182	48,436	—	423,717

Nicola M. Soares	41,872	20,936	154,373	—	1,149,280

Former Executive Peter W. Quigley	155,913	77,957	640,670	—	4,923,613

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table.

(3)

Represents actual earnings (or loss) from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2013-2025: Peter W. Quigley ($1,262,335); Named in the proxies for fiscal years 202-2025: Troy R. Anderson ($36,250); Named in the proxies for fiscal years 2022-2025: Vanessa P. Williams ($74,192); Named in the proxies for fiscal years 2024-2025: Nicola M. Soares ($41,090).

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2025 Executive Compensation Tables

Equity Compensation Plan Information

The following table shows the number of shares of our Class A common stock that may be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under our equity compensation plans as of the fiscal year end for 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (3)

Equity compensation plans approved by security holders(1)	986,548	$—	4,595,294

Equity compensation plans not approved by security holders(2)	316,082	—	—

Total	1,302,630	$—	4,595,294

(1)

On May 8, 2025, the Company’s stockholders approved the Kelly Services, Inc. 2025 Equity Incentive Plan (the “EIP”). Upon approval of the EIP, the Company’s Equity Incentive Plan, as amended and restated February 15, 2017, (the “Prior Plan”) terminated in its entirety and no further awards may be granted under the Prior plan. All outstanding awards under the Prior Plan as of the Effective Date, shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the prior plan. The EIP provides the maximum number of shares available for grants is 4,814,171.

The number of shares to be issued upon exercise of outstanding options, warrants and rights includes: performance shares that have been earned but not yet vested totaling 122,516 performance awards that cliff vest after three years and performance shares granted to employees not yet earned or vested totaling 864,032 shares of performance awards, calculated using an assumed maximum award performance level of 200%, where applicable, at December 28, 2025.

(2)

The Non-Employee Directors Deferred Compensation Plan is an equity compensation plan that has not been approved by our stockholders. This plan provides non-employee directors with the opportunity to defer all or a portion of the fees they receive. Participants may elect to have director fees that are paid in either cash or common stock, deferred into the plan. Participants choose from a list of investment funds as determined by the Company for their deferrals of cash. Deferrals of common stock must remain in common stock and one share of common stock will be given in exchange for each unit of phantom stock upon the director’s retirement from the Board of Directors. Amounts deferred under the plan are subject to applicable tax withholding. The plan is intended to be a non-qualified deferred compensation arrangement in compliance with Section 409A of the Code. Shares acquired by participants in this plan will be issued from the share reserve stated in the Equity Incentive Plan.

(3)	Represents shares remaining available for issuance under the 2025 EIP.

Potential Payments Upon Termination or Change in Control 2025

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment under certain circumstances. Named executive officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination or Change in Control table. The Company does not maintain employment agreements with our named executive officers, other than where it is customary outside of the U.S. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our named executive officers, assuming that the executive’s employment terminated on December 28, 2025, the last day of our fiscal year.

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of executive officers in March 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. Described below and illustrated in the table, Potential Payments Upon Termination or Change in Control, are the different elements payable under the Severance Plan if a named executive officer who was a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Messrs. Layden and Anderson,, and Mses. Browning, Williams and Soares were covered in the Severance Plan for 2025.

If one of the eligible named executive officers were to have experienced a qualifying termination under the Severance Plan in 2025, the named executive officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1, Tier 2, or Tier 3 participant. Mr. Layden was the only Tier 1 participant in the Severance Plan. Mr. Anderson and Ms. Williams were Tier 2 participants in the Severance Plan. Mses. Browning and Soares were a Tier 3 participants in the Severance Plan. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability, or death; or for “good reason” by a participant in connection with a change in control.

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2025 Executive Compensation Tables

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of 24 months, a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of 18 months, and a Tier 3 participant would receive severance payments in the form of base salary continuation for a period of 12 months. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 3 participant would receive a single lump sum severance payment equal to one time the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Participants are subject to a best-net cutback for 280G excise tax calculations with no excise tax gross-ups provided under the Severance Plan.

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage and the named executive officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months, for a Tier 2 participant is 18 months, and for Tier 3 participant is 12 months.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to sign a general release of claims relating to their employment. In addition, they are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During the 12 months following termination, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named executive officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the named executive officer.

Noncompliance with any of the above may result in the loss of severance benefits.

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2025 Executive Compensation Tables

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the 2025 Equity Incentive Plan and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our named executive officer’s performance-based equity awards is subject to the Company’s Clawback Policy. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)

Termination not for Cause in connection with a Change In Control	Immediate Vesting	Immediate Vesting at Target

Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved

Termination for Good Reason in connection with a Change in Control	Immediate Vesting	Immediate Vesting at Target

Termination for Cause	Forfeit	Forfeit

Voluntarily Quit	Forfeit	Forfeit

Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service or as a combination of age plus years of service equal to 70, with a minimum age of 60

Death or Disability	Prorated	Prorated based on actual results

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2025 Executive Compensation Tables

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios.

Event and Amounts	Christopher D. Layden ($)	Troy R. Anderson ($)	Tammy L. Browning ($)	Vanessa P. Williams ($)	Nicola M. Soares ($)

Involuntary Termination (For Cause)

No other payments due

Voluntary Termination

No other payments due

Death or Disability

Performance Shares (Equity-Based)(1)	—	66,994	111,878	188,042	104,878

Restricted Shares(2)	232,651	218,169	166,577	108,340	107,754

Total	232,651	285,163	278,455	296,382	212,632

Normal Retirement (Age 62 and 5 Years of Service or any Combination of Age + Service > 70 with Minimum Age of 60)

Performance Shares (Equity-Based)(1)	—	—	—	—	—

Involuntary Termination (Not For Cause)

Cash Severance(3)	2,000,000	975,000	463,000	787,500	422,000

Pro-Rated Annual Incentive(4)	450,000	—	—	—	89,816

Performance Shares (Equity-Based)(1)	—	—	90,181	143,374	83,749

Restricted Shares(2)	—	—	—	—	—

Benefits Continuation(5)	—	12,750	4,078	17,117	10,209

Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000

Total	2,460,000	997,750	567,259	957,990	615,774

Termination in Connection with a Change In Control - For Good Reason or Not For Cause

Cash Severance(3)	4,500,000	1,803,750	740,800	1,378,125	675,200

Pro-Rated Annual Incentive(4)	1,250,000	552,500	277,800	393,750	253,200

Performance Shares (Equity-Based)(1)	—	316,857	217,695	403,757	207,561

Restricted Shares(2)	2,499,276	991,355	533,725	271,972	221,173

Benefits Continuation(5)	—	12,750	4,078	17,117	10,209

Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000

Total	8,259,276	3,687,211	1,784,099	2,474,721	1,377,343

(1)

In the event of a named executive officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service or any combination of age + service = 70 with a minimum age of 60), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation and Talent Management Committee, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown for termination due to death or disability, reflect actual shares earned for the 2023 Year 1, Year 2 and Year 3, 2024 Year 1 and Year 2, and 2025 Year 1 PSU grants. For termination by the Company without Cause, the named executive officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated performance shares. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement or Change in Control settlement (assuming the December 26, 2025 stock value of $8.61) is shown in the table.

(2)

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since

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2025 Executive Compensation Tables

the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement or Change in Control settlement (assuming the December 26, 2025 stock value of $8.61) is shown in the table.

(3)

Per the Severance Plan, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Layden for 24 months, Mr. Anderson and Ms. Williams for 18 months, and Mses. Browning and Soares for 12 months. For payments under Change in Control, with qualifying termination, Mr. Layden would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; Mr. Anderson and Ms. Williams would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive; and Mses. Browning and Soares would receive a lump sum payment equal to one time the sum of base salary and target annual incentive.

(4)

In the event of an involuntary termination by the Company without cause and not in connection with a change in control, Messrs. Layden and Anderson, and Mses. Browning, Williams and Soares were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, based on the actual performance results for such year. In the event of an involuntary termination by the Company without cause or termination by the named executive officer for good reason, either occurring in connection with a change in control, Messrs. Layden and Anderson, and Mses. Browning, Williams and Soares were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, paid at the target level. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the named executive officers if they had terminated on December 28, 2025.

(5)

The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Named executive officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period.

(6)	Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan.

The named executive officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

Mr. Quigley

On November 12, 2025, Kelly Services Inc., and Mr. Quigley entered into a Separation and Transition Advisory Services Agreement (the “Agreement”) providing for Mr. Quigley’s retirement as an officer of the Company, effective as of the successful transition of his successor as President and Chief Executive Officer. Under the terms of the Agreement, following the transition to his successor, Mr. Quigley will resign his corporate position on April 30, 2026 (the “Separation Date”). Mr. Quigley resigned his corporate positions effective November 1, 2025. In this capacity, Mr. Quigley will be entitled to a salary equal to $25,000 per month. He will also be eligible for his 2025 Short Term Incentive, if earned. In addition, his performance and time-based stock grants awarded before April 30, 2026, if earned, will vest according to the Company Executive Incentive Plan, except that shares based on the 2026 performance will be prorated and the remaining shares will be cancelled upon the Separation Date.

71

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For fiscal 2025, our last completed fiscal year, our methodology and finding details are as follows:

Methodology

●	We selected December 28, 2025, as the date we would use to identify our median employee;

●	As of December 28, 2025, our employee population totaled 87,960 and consisted of all active regular and temporary employees;

•	about 95% are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year, with approximately 8% located outside of the U.S; and

•	employee compensation outside the U.S. was converted to U.S. dollars using the Company’s 2025 budgeted exchange rates.

Findings

●	The median of the annual total compensation of all employees of our company (other than our CEO), was $11,526;

●	The annualized total compensation of our CEO, was $5,900,003;

●	Based on this information, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of all employees is 512 to 1; and

●	Our median employee was a temporary employee located in the U.S. and worked approximately seventeen weeks during 2025.

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Pay vs. Performance
The following table sets forth the compensation for our Chief Executive Officer (“CEO”), Former Chief Executive Officer and the
average
compensation
for our other
non-CEO
named executive officers (“NEOs”), both as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the compensation actually paid (“CAP”) to such individuals, as defined under SEC rules, for the years 2025, 2024, 2023, 2022, and 2021. The table also provides information on our cumulative total shareholder return (“TSR”) for both our Class A and Class B Common Stock; the cumulative TSR of our peer group; Net Earnings; and the Company-Selected Measure (“CSM”), Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”), over such years in accordance with SEC rules.
Pay vs. Performance Table

Year (a)	Summary Compensation Table Total to CEO		Compensation Actually Paid CEO (1)(2)		Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (1)(2)	TSR (Class A)	TSR (Class B)	Peer TSR (3)	Net Earnings (Loss) in millions	CSM: Adjusted EBITDA in millions (4)
	CEO (b)	Former CEO (c)	CEO (d)	Former CEO (e)
					(f)	(g)	(h)	(i)	(j)	(k)	(l)

2025	$5,207,696	$3,327,152	$3,728,739	$947,848	$1,223,008	$648,211	$46.20	$45.97	$121.68	($0.6)	$143.5

2024	n/a	$4,128,439	n/a	$1,118,668	$1,980,551	$1,100,670	$65.24	$67.64	$143.93	($0.6)	$143.5

2023	n/a	$4,163,424	n/a	$4,313,597	$1,407,120	$1,555,635	$99.65	$103.53	$121.22	$36.4	$109.4

2022	n/a	$3,535,281	n/a	$2,762,629	$1,331,744	$1,150,597	$76.65	$81.19	$113.87	($62.5)	$105.6

2021	n/a	$3,938,608	n/a	$2,864,364	$1,640,264	$1,362,908	$74.94	$78.78	$152.43	$156.1	$84.1

(1)
SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay versus Performance Table. Compensation actually paid, generally, is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the fiscal year for the applicable year or, if earlier, the vesting date (rather than the grant date). We do not offer pension plan benefits; therefore, there was no change in pension value for any of the years reflective in this table. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

CEO, Former CEO and
Non-CEO
NEOs SCT Total for CAP Reconciliation:

	2025			2024		2023		2022		2021
	CEO	Former CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs

Summary Compensation Table Total	$5,207,696	$3,327,152	$1,223,008	$4,128,439	$1,980,551	$4,163,424	$1,407,120	$3,535,281	$1,331,744	$3,938,608	$1,640,264

Summary Compensation Table Stock Awards	($4,000,003)	($2,321,887)	($665,739)	($2,381,060)	($1,012,030)	($2,160,522)	($555,116)	($1,811,085)	($524,293)	($2,734,149)	($974,762)

FYE value of unvested awards granted during current year	$2,499,276	$1,118,538	$355,073	$1,167,277	$605,532	$2,236,679	$617,264	$1,052,644	$334,843	$2,045,752	$789,365

Change in value of unvested awards from prior years	$0	($844,597)	($221,488)	($1,333,842)	($254,013)	$793,531	$239,143	$68,855	$24,517	($167,781)	($41,322)

Change in value of awards vesting during current year from the prior years	$0	$51,203	($9,770)	$57,231	$13,275	$66,830	$20,763	$98,065	$22,069	$7,513	$2,122

Prior FYE value for awards not meeting performance requirements	$0	($413,289)	($54,434)	($548,019)	($242,651)	($812,048)	($183,487)	($191,086)	($41,686)	($227,577)	($53,637)

Dividends accrued on unvested stock awards	$21,771	$30,728	$21,563	$28,642	$10,006	$25,703	$9,948	$9,957	$3,404	$1,998	$877

Compensation Actually Paid	$3,728,739	$947,848	$648,211	$1,118,668	$1,100,670	$4,313,597	$1,555,635	$2,762,629	$1,150,597	$2,864,364	$1,362,908

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Pay vs. Performance

(2)
Compensation for the
non-principal
executive officer (“CEO”) and average compensation for
non-CEO
named executive officers (“NEOs”) reflected in columns (c) and (e) represent the following individuals for the years shown: 2025 – Christopher D. Layden, Peter W. Quigley (Former CEO), Troy R. Anderson, Tammy L. Browning, Vanessa P. Williams, and Nicola M. Soares, 2024 – Peter W. Quigley, Troy R. Anderson, Vanessa P. Williams, Daniel H. Malan, Nicola M. Soares, Olivier G. Thirot (former CFO), and Dinette Koolhaas (former Executive), 2023 – Peter W. Quigley, Olivier G. Thirot, Daniel H. Malan, Vanessa P. Williams and Dinette Koolhaas, 2022 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Vanessa P. Williams, and Darren L. Simons, 2021 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Timothy L. Dupree.

(3)
As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 1500 Human Resources and Employment Services Index, which is the industry peer group used for purposes of item 201(e) of Regulation
S-K
as well as used in the Company’s Annual Report on Form
10-K
for the year ended December 28, 2025. TSR is cumulative (assuming $100 was invested on December 31, 2020) for the measurement period ending December 31, 2020 and ending on December 31 of 2025, 2024, 2023, 2022, 2021, respectively.

(4)	The following amounts are the reconciliation of the CSM, EBITDA (in millions):

	2025	2024	2023	2022	2021

Net earnings (loss)	($254.1)	($0.6)	$36.4	($62.5)	$156.1

Other (income) expense, net	8.6	3.3	(4.2)	(1.6)	3.6

Income tax expense (benefit)	175.3	(21.3)	(11.5)	(7.9)	35.1

Depreciation and amortization	51.0	51.5	40.1	37.1	31.4

Goodwill impairment charge (1)	102.0	72.8		41.0

Asset impairment charge (2)	0.0	13.5	2.4

Integration, realignment and restructuring charges (3)	27.8	16.1	35.5		4.0

Executive transition costs (4)	2.7	2.3

Gain on equity securities (5)	0.0	(3.8)

Transaction costs (6)	1.2	17.9	6.9

Gain on sale of assets (7)	(1.0)	(5.4)		(6.2)

Gain on sale of EMEA staffing operations (8)	(4.1)	(1.6)

(Gain) loss on forward contract (9)		(1.2)	3.6

(Gain) Loss on investment in Persol Holdings (10)				67.2	(121.8)

Loss on foreign currency matters (11)				20.4

Loss on disposal (12)				18.7

Gain on insurance settlement (13)					(19.0)

Customer dispute (14)

Equity in net earnings of affiliate (15)				(0.8)	(5.4)

Other, net			0.2	0.2	0.1

Adjusted	$109.4	$143.5	$109.4	$105.6	$84.1

(1)
Goodwill impairment charge in 2024 is driven by changes in market conditions and the result of the Company’s annual impairment test related to Softworld. Goodwill impairment charge in 2022 is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions. Goodwill impairment charge in 2020 is a result of an interim impairment test the Company performed during the first quarter of 2020, due to a triggering event caused by a decline in the Company’s common stock price.

(2)
Asset impairment charge in 2024 for certain
right-of-use
assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge in 2023 represents the impairment of right-of-use
assets related to an unoccupied existing office space lease.

(3)	Integration costs in 2024 reflect various initiatives aimed at both integrating the MRP acquisition and further aligning processes and technology across the Company.

(4)	Executive transition costs represent non-recurring expenses associated with our CFO transition in the fourth quarter of 2024.

(5)
Gain on equity securities includes a $0.6 million realized gain from the partial sale of our securities and a $3.2 million unrealized gain from the mark-to-market
adjustment on our remaining shares in 2024.

(6)
Transaction costs in 2024 includes employee termination costs and transition costs related to the sale of the EMEA staffing operations, costs and adjustments related to the acquisition of MRP and an adjustment to the indemnification related to our former Brazil operations. Costs related to the sale of the EMEA staffing operations were $12.0 million for the year ended 2024. Transaction costs related to the acquisitions of MRP and CTC were $6.6 million for the year ended 2024, net of a $3.4 million earnout liability write-off.
In the fourth quarter of 2024, there was a $0.7 million reduction in the indemnification liability related to the sale of our Brazil operations in 2020. Transaction costs in 2023, which included employee termination costs, were related to the 2024 sale of the EMEA staffing operations.

(7)
Restructuring charges of $6.1 million in 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 that will further streamline the Company’s operating model to enhance organizational efficiency and effectiveness. 2023 restructuring charges of $35.5 million represent severance costs, costs to execute a transformation initiative, lease terminations, and other costs to further cost management efforts in response to current demand levels and reflect a repositioning of our P&I staffing business to better capitalize on opportunities in local markets in the first quarter and to further streamline the Company’s operating model to enhance organizational efficiency and effectiveness as part of the comprehensive transformation initiative which started in the second

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Pay vs. Performance

quarter of 2023. 2021 restructuring charges of $4.0 million represent severance costs as part of cost management actions designed to increase operational efficiencies within enterprise functions that provide centralized support to operating units. 2020 restructuring charges of $12.8 million represent severance costs and lease terminations in the first quarter of 2020 in preparation for the new operating model adopted in the third quarter of 2020 and additional severance costs in the fourth quarter of 2020 to provide sustainable cost reductions as a result of the continuing
COVID-19
demand disruption;

(8)
Gain on sale of assets represents the sale of Ayers Group in the second quarter of 2024. Gain on sale of assets in 2022 is related to the sale of real property in the fourth quarter, under-utilized real property in the second quarter, and other real property sold in the first quarter of 2022. Gain on sale of assets in 2020 primarily represents the excess of proceeds over the cost of the headquarters properties sold during the first quarter of 2020.

(9)	Gain on sale of EMEA staffing operations represents the gain as a result of the sale in January 2024.

(10)
Gain on forward contract in 2024 represents the settlement of the foreign currency forward contract in January 2024 relating to the sale of our EMEA staffing operations. Loss on forward contract in 2023 represents the unrealized mark-to-market
losses on the foreign currency forward contract the Company entered into in the fourth quarter of 2023 to mitigate the exchange rate risk associated with the future cash proceeds for the sale of the EMEA staffing operations.

(11)
In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit. In 2021 and 2020, the gain and loss on the investment in Persol Holdings represents the change in fair value of the investment during the periods presented and the related tax expense.

(12)
In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company’s Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity’s
USD-denominated
cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(13)	Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022.

(14)
Gain on insurance settlement represents a payment received in the fourth quarter of 2021 related to the settlement of claims under a representations and warranties insurance policy purchased by the Company in connection with the acquisition of Softworld.

(15)	Customer dispute in 2020 represents a non-cash charge in Mexico to increase the reserve against a long-term receivable from a former customer based on an updated probability of loss assessment.

(16)	Equity in net earnings of affiliate represents the Company’s proportional share of the operating results of the equity affiliate.
As discussed in the CD&A section of this Proxy Statement, the five items listed below represent the most important financial measures we used to determine CAP for FY 2025.

Most Important Performance Measures

Gross Profit

EBITDA $

EBITDA Margin

Revenue Growth

Stock Price
The charts below show, for the past five years, the relationship of the Company’s TSR relative to the S&P 1500 Human Resources and Employment Services index, which reflects the Company’s industry sector, as well as the relationship between the CEO and non-CEO
CAP and the Company’s TSR; the Company’s net earnings; and the Company’s non-GAAP
adjusted EBITDA.

75

Pay vs. Performance

Pay vs. Performance

76

Proposal 3 – Vote for the Amendment of the Company’s Restated Certificate of Incorporation to permit stockholder action by written consent, allow the Chairperson and majority Class B holders to call special meetings, and allow stockholders to fill Board vacancies and new directorships.

As a general matter, the Board believes that our Restated Certificate of Incorporation should include governance provisions that are appropriate for the Company’s current ownership profile and that provide clarity and flexibility regarding the rights of stockholders and the powers and duties of the Board, consistent with applicable Delaware law.

On January 30, 2026, we entered into a letter agreement with Hunt Equity Opportunities, LLC (“Hunt”) (the “Letter Agreement”) in connection with Hunt’s acquisition of a controlling voting interest in the Company. The Letter Agreement provides that, subject to the Board’s fiduciary duties under applicable law, we will include in our proxy statement for the 2026 Annual Meeting a proposal recommending that stockholders approve an amendment to the Restated Certificate of Incorporation in the form attached to the Letter Agreement (the “Charter Amendment”), which was negotiated in connection with Hunt’s acquisition of voting control. Hunt has informed the Company that it intends to vote the shares of Class B Common Stock it beneficially owns in favor of this proposal, and, as a result, approval of this proposal is expected.

The Board believes that the Charter Amendment is desirable because it would, among other things, (i) permit stockholder action by written consent, (ii) expand who may call special meetings of stockholders to include the Chairperson of the Board and holders of at least a majority of the voting power of the Company’s Class B Common Stock (in addition to the Board or a duly authorized committee), and (iii) permit stockholders to fill vacancies or newly created directorships in any manner permitted by Delaware law (in addition to the Board’s ability to fill vacancies).

The Board also considered that the Charter Amendment would retain the Company’s dual-class voting structure under which, except where voting is required by Delaware law, holders of Class A Common Stock generally do not have voting rights and holders of Class B Common Stock are entitled to one vote per share (including for actions by written consent if this proposal is approved).

Effects of the Charter Amendment

If this proposal is approved and the Charter Amendment becomes effective:

Stockholder action by written consent would be permitted. The Charter Amendment would allow any action required or permitted to be taken at an annual or special meeting of stockholders to be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted, and such consents are delivered to the Company in the manner required by the Delaware General Corporation Law.

The Board believes this change would provide additional flexibility in circumstances where stockholders wish to act without convening a meeting.

Rights to call special meetings would be expanded. The Charter Amendment would provide that special meetings may be called only by (i) holders of at least a majority of the voting power of the Class B Common Stock, (ii) the Board or a duly authorized committee, or (iii) the Chairperson of the Board.

The Board believes these changes would provide additional flexibility to convene a stockholder meeting when appropriate outside the annual meeting cycle. Because holders of a majority of the voting power of the Class B Common Stock may call special meetings, this provision may enable the controlling stockholder to cause a special meeting to be called when it determines it is appropriate.

Vacancies and newly created directorships could be filled by stockholders as permitted by law. The Charter Amendment would provide that vacancies and newly created directorships may be filled by a majority of the directors then in office (even if less than a quorum), by a sole remaining director, or by stockholders in any manner permitted by applicable law, with directors so chosen holding office until the next annual meeting and until their successors are duly elected and qualified.

The Board considered that this flexibility could permit stockholders with sufficient voting power to influence the timing and outcome of the process for filling vacancies or newly created directorships, subject to applicable law.

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Proposal 3 – Vote for the Amendment of the Company’s Restated Certificate of Incorporation to permit stockholder action by written consent, allow the Chairperson and majority Class B holders to call special meetings, and allow stockholders to fill Board vacancies and new directorships.

The Board has considered the effects of the Charter Amendment, including the additional flexibility provided by permitting action by written consent and expanding rights to call special meetings, as well as the governance updates described above, and has determined that approval of the Charter Amendment is advisable and in the best interests of the Company and its stockholders.

The Board requests stockholders of the Company approve the following resolution:

RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to revise Article FOURTH as follows:

“Voting Rights. Except on matters where their vote is required by Delaware law, the holders of the Class A Common Stock shall not be entitled to vote on any matter coming before the stockholders. The holders of the Class B Common Stock shall be entitled to one vote per share held as of the applicable record date for each meeting of stockholders (and actions by consent in lieu of meetings).”

RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to revise Article FIFTH as follows:

“FIFTH: The business, property and affairs of this corporation shall be managed by a Board of Directors consisting of no fewer than five (5) and no more than eleven (11) members, the exact number to be determined from time to time by resolution of the Board of Directors. At each annual meeting of the stockholders of the corporation, all director nominees shall stand for election to terms expiring at the next succeeding annual meeting, with each director to hold office until his successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by the bylaws of the corporation (the “Bylaws”) directed or required to be exercised or done by the stockholders.

Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other reason, may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders in any manner permitted by applicable law, and directors so chosen shall hold office for a term expiring at the next annual meeting of the stockholders of the corporation and until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director, or the entire Board of Directors, may be removed at any time, with or without cause. The affirmative vote or consent of the holders of a majority of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required to remove a director from office. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation.”

RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to revise Article SEVENTH as follows:

“SEVENTH: Bylaws of the corporation may be adopted, amended, or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote or consent of the holders of a majority of the voting power of all of the stock of this corporation entitled to vote in elections of directors. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.”

RESOLVED, that the company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to revise Article EIGHTH as follows:

“EIGHTH: Any action required to be taken at any annual or special meeting of the stockholders of this corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to this corporation in the manner required by the General Corporation Law of the State of Delaware.”

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Proposal 3 – Vote for the Amendment of the Company’s Restated Certificate of Incorporation to permit stockholder action by written consent, allow the Chairperson and majority Class B holders to call special meetings, and allow stockholders to fill Board vacancies and new directorships.

RESOLVED, that the company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to revise Article TENTH as follows:

“TENTH: Special meetings of the stockholders may be called only by (i) holders of at least a majority of the voting power of the Class B Common Stock; (ii) the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws, include the power to call such meetings; or (iii) the chairperson of the Board of Directors.”

Effectiveness of the Amendment

Upon the approval of this proposal by our stockholders, the Company will file the Charter Amendment with the Delaware Secretary of State. Such filing is expected to occur as soon as reasonably practicable following the Annual Meeting. If this proposal is not approved by our stockholders, the Company’s Restated Certificate will not be further amended.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our Class B Common Stock entitled to vote on this proposal is required to approve this proposal. Because Hunt beneficially owns a majority of the voting power of the Class B Common Stock, Hunt has sufficient voting power to approve this proposal without the vote of any other stockholder. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote against this proposal. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have the same effect as a vote against this proposal.

The Board believes that the proposed amendment to our Restated Certificate is in the best interests of the Company and its stockholders for the reasons stated above.

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Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2026 Fiscal Year

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 10, 2026, meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending January 3, 2027. This firm has served as the Company’s independent registered public accounting firm since 1960 and is considered to be well-qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1. Quality of services and sufficiency of resources provided by the auditor

●	Knowledge and skills to meet the Company’s audit requirements

●	Partner rotation (every 5 years)

●	Appropriate audit engagement partner

●	Engagement letter compliance

●	Industry experience

●	Results of consultations

●	Audit cost (fee negotiations included)

●	Long tenure and familiarity with the Company’s accounting policies

2. Communication and interaction during the engagements

●	Professional and open dialog

●	Accessibility

●	Current accounting developments conversations

3. Independence, objectivity, and professional skepticism

●	Assessment of audit evidence

●	Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2024 ($)	2025 ($)

Audit Fees	4,345,195	4,105,447

Audit Related Fees	0	140,000

Tax Fees	0	0

All Other Fees	13,950	2,000

Total	4,359,145	4,247,447

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Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2026 Fiscal Year

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, and assistance with review of documents filed with the SEC.

Audit Related Fees: Services associated with system pre-implementation review.

All Other Fees: Accounting research tools and controls assessments.

Report of the Audit Committee

Management is responsible for the preparation, presentation, and integrity of Kelly’s financial statements, for its accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Kelly’s financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of Kelly’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Committee considered and discussed the audited financial statements of Kelly for the fiscal year ended December 28, 2025, with each of management and PwC, the independent registered public accounting firm. The Committee also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Committee received from PwC the written disclosures and letter regarding PwC’s independence required by the PCAOB and has discussed with PwC its independence.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Kelly for 2025 be included in the 2025 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

ROBERT S. CUBBIN

AMALA DUGGIRALA

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	WHERE ARE WE HOLDING THE ANNUAL MEETING?

A)

The 2026 Annual Meeting of Shareholders will be held virtually. To access the live audio webcast of the meeting, shareholders of record will need to visit kellyservices.com for instructions and use their 16-digit Control Number provided in the Notice to log in to this website. If your shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow for your shares to be voted. Beneficial holders will need to obtain a “legal proxy” from their broker, bank, or other holder of record that holds your shares if they want to vote during the virtual meeting. Beneficial holders will need to send our transfer agent, Computershare, the legal proxy before the meeting, and they will then issue via email, an authorized control number.

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. for use at the Annual Meeting of Shareholders of the Company to be held virtually on May 7, 2026, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first sent to Class B shareholders of the Company is April 13, 2026.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The Company will bear the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of Class B stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K for the fiscal year ended December 28, 2025, has been mailed or otherwise made available to each shareholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only shareholders of record of our Class B Common Stock, par value $1.00 per share, at the close of business on March 19, 2026, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B Common Stock is the only class of the Company’s securities with voting rights.

At the close of business on March 19, 2026, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,296,041 shares of the Class B Common Stock. Class B shareholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage Class B shareholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the Internet, QR code scan, or telephone.

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company, and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted following the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the shareholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later-dated proxy, provided such notice or later-dated proxy is received by 11:59 p.m., Central Time, on May 6, 2026. You will also be able to vote your shares online by attending the Annual Meeting via webcast.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s Bylaws, the holders of 60% of the issued and outstanding shares of Class B Common Stock who are entitled to vote at a shareholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under our Bylaws, directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of Class B shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve Proposal 2 and Proposal 4. Abstentions will have the effect of negative votes concerning these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

The affirmative vote of the holders of a majority of the outstanding shares of our Class B Common Stock entitled to vote on Proposal 3 is required to approve the Proposal. Abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B Common Stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Shareholders may communicate with the Board in writing, addressed to the Board of Directors, and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written shareholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2027 ANNUAL MEETING OF SHAREHOLDERS?

A)

If a Class B shareholder intends to present a proposal for inclusion in the proxy materials to be distributed by us in connection with the Company’s 2027 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary no later than December 14, 2026. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

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Questions and Answers About the Proxy Statement and the Annual Meeting

Our Bylaws contain an advance notice of shareholder business and nominations requirement, which generally prescribes the procedures that a shareholder of the Company must follow if the shareholder intends at an Annual Meeting of Shareholders to nominate a person for the election to the Board or to propose other business to be considered by shareholders. These procedures include, among other things, that the shareholder give timely notice to the Corporate Secretary of the nomination or other proposed business, that the notice contains specified information, and that the shareholder complies with certain other requirements. If a shareholder’s nomination or proposal is not in compliance with the procedures outlined in our Bylaws, the Company may disregard such nomination or proposal.

Generally, in the case of an Annual Meeting of Shareholders, a shareholder’s notice must be delivered in writing to the Corporate Secretary, at the Company’s principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the date of the proceeding year’s Annual Meeting of Shareholders. To be timely for the 2027 Annual Meeting of Shareholders, the notice must be received by the Corporate Secretary no earlier than January 7, 2027, and no later than February 5, 2027. In addition, shareholders seeking to include director nominations in the Company’s Proxy Statement for its 2027 Annual Meeting of Shareholders are required to provide notice to the Company pursuant to SEC Rule 14a-11 regarding proxy access no earlier than November 14, 2026, and no later than December 14, 2026, and to satisfy other conditions of such rule. Shareholders intending to utilize SEC Rule 14a-11 regarding universal proxies must provide notice to the Company postmarked no later than March 8, 2027.

In each case, proposals made under Rule 14a-8 and nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716.

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© 2025 Kelly Services, Inc.
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999 West Big Beaver Road
Troy, Michigan 48084-4716

248.362.4444
kellyservices.com